DST SYSTEMS, INC.

                            401(K) PROFIT SHARING PLAN
                            (Effective January 1, 2000)

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                                 TABLE OF CONTENTS
                                 -----------------

                                   ARTICLE I
                                  DEFINITIONS

1.1   Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
1.2   Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.3   Affiliated Company . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.4   Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
1.5   Break in Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.6   Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.7   Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.8   Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.9   Company Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1.10  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.11  Date of Employment. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
1.12  Deferred Compensation. . . . . . . . . . . . . . . . . . . . . . . . . .5
1.13  Disability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
1.14  Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
1.15  Elective Contribution. . . . . . . . . . . . . . . . . . . . . . . . . .5
1.16  Eligibility Computation Period. . . . . . . . . . . . . . . . . . . . . 5
1.17  Eligible Employee. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
1.18  Employee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.19  Excess Aggregate Contributions. . . . . . . . . . . . . . . . . . . . . 6
1.20  Excess Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.21  Excess Deferred Compensation. . . . . . . . . . . . . . . . . . . . . . 6
1.22  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
1.23  Forfeiture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
1.24  Former Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
1.25  415 Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
1.26  Highly Compensated Employee. . . . . . . . . . . . . . . . . . . . . . .7
1.27  Highly Compensated Former Employee. . . . . . . . . . . . . . . . . . . 8
1.28  Highly Compensated Participant. . . . . . . . . . . . . . . . . . . . . 8
1.29  Hour of Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
1.30  Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
1.31  Leased Employee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.32  Leave of Absence. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
1.33  Matching Contribution. . . . . . . . . . . . . . . . . . . . . . . . . 11
1.34  Non-Elective Contribution. . . . . . . . . . . . . . . . . . . . . . . 11
1.35  Non-Highly Compensated Participant. . . . . . . . . . . . . . . . . . .11
1.36  Normal Retirement Age. . . . . . . . . . . . . . . . . . . . . . . . . 11
1.37  Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
1.38  Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
1.39  Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
1.40  Qualified Non-Elective Contribution. . . . . . . . . . . . . . . . . . 11
1.41  Termination of Employment. . . . . . . . . . . . . . . . . . . . . . . 11
1.42  Top Heavy Plan, Top Heavy Plan Year, Super Top Heavy Plan. . . . . . . 11
1.43  Transition Year of Service. . . . . . . . . . . . . . . . . . . . . . .12
1.44  Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.45  Trust Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
1.46  Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
1.47  Valuation Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
1.48  Year of Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                   ARTICLE II
                         ELIGIBILITY AND PARTICIPATION

2.1   Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
2.2   Change in Employment Status. . . . . . . . . . . . . . . . . . . . . . 13
2.3   Termination of Active Participation. . . . . . . . . . . . . . . . . . 14

                                   ARTICLE III
                             CONTRIBUTION AND ALLOCATION

3.1   Formula for Determining Company Contributions. . . . . . . . . . . . . 14
3.2   Time of Payment of Company's Contribution. . . . . . . . . . . . . . . 15
3.3   Participant's Salary Deferral Election. . . . . . . . . . . . . . . . .15
3.4   Actual Deferral Percentage Test. . . . . . . . . . . . . . . . . . . . 18
3.5   Adjustment to Actual Deferral Percentage Test. . . . . . . . . . . . . 20
3.6   Actual Contribution Percentage Test. . . . . . . . . . . . . . . . . . 21
3.7   Adjustment to Actual Contribution Percentage Test. . . . . . . . . . . 23
3.8   Transfers From Qualified Plans. . . . . . . . . . . . . . . . . . . . .24

                                   ARTICLE IV
                            ACCOUNTS AND ALLOCATIONS

4.1   Allocations of Company Contributions. . . . . . . . . . . . . . . . . .25
4.2   Maximum Annual Additions. . . . . . . . . . . . . . . . . . . . . . . .27
4.3   Adjustment for Excessive Annual Additions. . . . . . . . . . . . . . . 28
4.4   Investment of Accounts. . . . . . . . . . . . . . . . . . . . . . . . .29
4.5   Adjustment of Accounts. . . . . . . . . . . . . . . . . . . . . . . . .30
4.6   Valuation of Trust Assets. . . . . . . . . . . . . . . . . . . . . . . 30
4.7   Reports to Participants. . . . . . . . . . . . . . . . . . . . . . . . 30
4.8   Allocation of Income, Loss, Appreciation or Depreciation. . . . . . . .30

                                    ARTICLE V
                                     VESTING

5.1   Immediate Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
5.2   Vesting Schedule. . . . . . . . . . . . . . . . . . . . . . . . . . . .31
5.3   Restoration of Account Balances. . . . . . . . . . . . . . . . . . . . 33
5.4   Distributions to Partially-Vested Participants. . . . . . . . . . . . .34

                                    ARTICLE VI
                    DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1   Distribution Upon Termination of Employment. . . . . . . . . . . . . . 34
6.2   Distribution Upon Death. . . . . . . . . . . . . . . . . . . . . . . . 36
6.3   Manner of Distribution. . . . . . . . . . . . . . . . . . . . . . . . .37
6.4   General Limitations on Time of Payment of Benefits. . . . . . . . . . .38
6.5   Hardship Distribution - Elective Contribution Account. . . . . . . . . 39
6.6   Hardship Distribution - Other Accounts. . . . . . . . . . . . . . . . .40
6.7   Pre-Retirement Distributions. . . . . . . . . . . . . . . . . . . . . .41
6.8   Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
6.9   Qualified Domestic Relations Order Distribution. . . . . . . . . . . . 43
6.10  Direct Rollover. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
6.11  Segregation of Account. . . . . . . . . . . . . . . . . . . . . . . . .45
6.12  Distribution for Minor Beneficiary. . . . . . . . . . . . . . . . . . .45
6.13  Location of Participant or Beneficiary Unknown. . . . . . . . . . . . .45

                                      ARTICLE VII
                           AMENDMENT, TERMINATION AND MERGERS

7.1   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
7.2   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
7.3   Merger or Consolidation. . . . . . . . . . . . . . . . . . . . . . . . 46

                                     ARTICLE VIII
                                    ADMINISTRATION

8.1   Establishment of Advisory Committee. . . . . . . . . . . . . . . . . . 46
8.2   Appointment of Investment Manager. . . . . . . . . . . . . . . . . . . 47
8.3   Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
8.4   Committee Procedures. . . . . . . . . . . . . . . . . . . . . . . . . .48
8.5   Plan Administrator. . . . . . . . . . . . . . . . . . . . . . . . . . .48
8.6   Claims Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . .48
8.7   Claims Review Procedure. . . . . . . . . . . . . . . . . . . . . . . . 49
8.8   Bonding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
8.9   Compensation and Expenses. . . . . . . . . . . . . . . . . . . . . . . 50
8.10  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

                                      ARTICLE IX
                                       TRUSTEE

9.1   Acceptance of the Trust. . . . . . . . . . . . . . . . . . . . . . . . 50
9.2   Receipt of Contributions. . . . . . . . . . . . . . . . . . . . . . . .51
9.3   Investment Powers and Duties of the Trustee. . . . . . . . . . . . . . 51
9.4   Investment in Group Trust Fund. . . . . . . . . . . . . . . . . . . . .53
9.5   Duties of the Trustee Regarding Payments. . . . . . . . . . . . . . . .53
9.6   Trustee's Compensation and Expenses and Taxes. . . . . . . . . . . . . 53
9.7   Records and Statements. . . . . . . . . . . . . . . . . . . . . . . . .53
9.8   Resignation, Removal and Successor of Trustee. . . . . . . . . . . . . 54
9.9   Employer Securities. . . . . . . . . . . . . . . . . . . . . . . . . . 54
9.10  Limitation of Liability. . . . . . . . . . . . . . . . . . . . . . . . 54

                                    ARTICLE X
                           TOP HEAVY PLAN PROVISIONS

10.1   Top Heavy Plan Requirements. . . . . . . . . . . . . . . . . . . . . .54
10.2   Top Heavy Definitions. . . . . . . . . . . . . . . . . . . . . . . . .55
10.3   Minimum Allocation. . . . . . . . . . . . . . . . . . . . . . . . . . 57
10.4   Top-Heavy Vesting Requirements. . . . . . . . . . . . . . . . . . . . 57

                                    ARTICLE XI
                                   MISCELLANEOUS

11.1   Prohibition Against Assignment and Alienation. . . . . . . . . . . . .58
11.2   Company-Employee Relationships. . . . . . . . . . . . . . . . . . . . 58
11.3   Notices to Interested Parties. . . . . . . . . . . . . . . . . . . . .59
11.4   Internal Revenue Service Approval. . . . . . . . . . . . . . . . . . .59
11.5   Liability for Payments. . . . . . . . . . . . . . . . . . . . . . . . 59
11.6   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
11.7   Prohibition Against Diversion of Funds. . . . . . . . . . . . . . . . 59

                                   ARTICLE XII
                              PARTICIPATING COMPANIES

12.1   Adoption by Other Companies. . . . . . . . . . . . . . . . . . . . . .60
12.2   Requirements of Participating Companies. . . . . . . . . . . . . . . .60
12.3   Designation of Agent. . . . . . . . . . . . . . . . . . . . . . . . . 60
12.4   Participating Company's Contribution. . . . . . . . . . . . . . . . . 60
12.5   Participating Company Contribution For Affiliate. . . . . . . . . . . 61
12.6   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
12.7   Discontinuance of Participation. . . . . . . . . . . . . . . . . . . .61
12.8   Committee's Authority. . . . . . . . . . . . . . . . . . . . . . . . .61

                                   ARTICLE XIII
                                CHANGE OF CONTROL

13.1   Definition of "Change of Control of DST". . . . . . . . . . . . . . . 62
13.2   Provisions Effective Upon Change of Control of DST. . . . . . . . . . 62
13.3   Right to Amend Article XIII Prior to Change of Control of DST. . . . .63

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                                   DST SYSTEMS, INC.
                               401(k) PROFIT SHARING PLAN

    THIS PLAN OF AGREEMENT is hereby entered into this _______day of ________________, 1999, by and between DST SYSTEMS, INC. ("DST"), a Delaware corporation, and UMB BANK, N.A.

WITNESSETH:

    WHEREAS, DST heretofore established a 401(k) plan known as the DST Systems, Inc. 401(k) Plan (the "401(k) Plan"), which Plan was originally effective January 1, 1990;

    WHEREAS, DST heretofore established a profit sharing plan known as the DST Systems, Inc. Profit Sharing Plan (the "Profit Sharing Plan"), which Plan was originally effective January 1, 1970 (and which together with the 401(k) Plan is collectively referred to herein as the "Plans");

    WHEREAS, DST, pursuant to Sections 11.02 and 11.05 of the Plans, reserved to itself the power to amend the Plans and/or to transfer the assets and liabilities of the Plans to another qualified retirement plan; provided that the Trustee's consent shall be required with regard to any amendment which affects the rights, duties and responsibilities of the Trustee;

    WHEREAS, in December 1998, DST acquired all of the stock of USCS International, Inc. ("USCS");

    WHEREAS, USCS sponsors a qualified retirement plan, namely the USCS International, Inc. 401(k) Retirement Plan (the "USCS Plan"), which plan was originally effective July 1, 1991; and

    WHEREAS, USCS, pursuant to Section 17 of the USCS Plan, reserved to itself the power to amend the Plan.

    NOW, THEREFORE, effective January 1, 2000, except as otherwise set forth herein, DST hereby merges the DST Systems, Inc. Profit Sharing Plan into the DST Systems, Inc. 401(k) Plan, and amends and restates such Plans as the DST Systems, Inc. 401(k) Profit Sharing Plan, as set forth herein; and

    FURTHER, DST and USCS hereby amend and restate the USCS International, Inc. 401(k) Retirement Plan and merge such Plan into this DST Systems, Inc. 401(k) Profit Sharing Plan, on the terms and conditions set forth herein, provided, however, that such merger shall be subject to and effective on a determination by the President of DST that such merger will not adversely affect the qualification of the DST Systems, Inc. 401(k) Profit Sharing Plan.

                                     ARTICLE I
                                    DEFINITIONS

    1.1 "ACCOUNT" means the Accounts established and maintained by the Committee for each Participant with respect to his or her total interest in the Plan and Trust. Each Participant shall have the following seven (7) separate Accounts, if applicable, consisting of the amounts described below, plus income and gains and less expenses and losses attributable thereto, and reduced by any distributions therefrom. Other accounts for each Participant may be established and maintained, as advisable or when required by law or regulations.

    (a) An "ELECTIVE CONTRIBUTION ACCOUNT" to which shall be credited Elective Contributions as defined in Section 1.15 herein and also such contributions previously made to the DST Systems, Inc. 401(k) Plan and the USCS International, Inc. 401(k) Retirement Plan, when and to the extent such contributions are transferred to this Plan. If necessary, a Participant's "Elective Contribution Account" shall consist of a "DST Elective Contribution Subaccount" to hold Elective Contributions made to this Plan and the DST Systems, Inc. 401(k) Plan and a "USCS Elective Contribution Subaccount" to hold Elective Contributions previously made to the USCS International, Inc. 401(k) Retirement Plan.

    (b) A "MATCHING CONTRIBUTION ACCOUNT" to which shall be credited Matching Contributions as defined in Section 1.33 herein and also such contributions previously made to the USCS International, Inc. 401(k) Retirement Plan, when and to the extent such contributions are transferred to this Plan. If necessary, a Participant's "Matching Contribution Account" shall consist of a "DST Matching Contribution Subaccount" to hold Matching Contributions made to this Plan and a "USCS Matching Contribution Subaccount" to hold Matching Contributions previously made to the USCS International, Inc. 401(k) Retirement Plan.

    (c)    A "NON-ELECTIVE CONTRIBUTION ACCOUNT" to which shall be credited:
(1) Non-Elective Contributions as defined in Section 1.34 herein, (2) non-elective contributions previously made to the DST Systems, Inc. Profit Sharing Plan, (3) employer contributions previously made to the DST Systems, Inc. Thrift Plan and Trust, to the extent such contributions were transferred to the DST Systems, Inc. Profit Sharing Plan; and (4) non-elective contributions previously made to the USCS International, Inc. 401(k) Retirement Plan, when and to the extent such contributions are transferred to this Plan. If necessary, a Participant's "Non-Elective Contribution Account" shall consist of a "DST Non-Elective Contribution Subaccount" to hold Non-Elective Contributions made to this Plan or to the DST Systems, Inc. Profit Sharing Plan, a "Thrift Plan Non-Elective Contributions Subaccount" to hold employer contributions previously made to the DST Systems, Inc. Thrift Plan and Trust, and a "USCS Non-Elective Contributions Subaccount" to hold Non-Elective Contributions previously made to the USCS International, Inc. 401(k) Retirement Plan.

    (d) A "ROLLOVER CONTRIBUTION ACCOUNT" to which shall be credited Rollover Contributions made to this Plan pursuant to Section 3.8 and also rollover contributions previously made to the DST Systems, Inc. 401(k) Plan, the DST Systems, Inc. Profit Sharing Plan or the USCS International, Inc. 401(k) Retirement Plan, to the extent such contributions are transferred to this Plan. If necessary, a Participant's "Rollover Contribution Account" shall consist of a "DST Rollover Contribution Subaccount" to hold Rollover Contributions made to this Plan, a "DST 401(k) Rollover Contribution Subaccount" to hold Rollover Contributions made to the DST Systems, Inc. 401(k) Plan, a "DST Profit Sharing Rollover Contribution Subaccount" to hold Rollover Contributions made to the DST Systems, Inc. Profit Sharing Plan, and a "USCS Rollover Contribution Subaccount" to hold Rollover Contributions previously made to the USCS International, Inc. 401(k) Retirement Plan.

    (e) An "ESOP DIVERSIFICATION ACCOUNT" to which shall be credited contributions originally made to the USCS International, Inc. Employee Stock Ownership Plan and subsequently transferred to the USCS International, Inc. 401(k) Retirement Plan as part of the Participant's diversification election pursuant to Code Section 401(a)(28)(B), when and to the extent such contributions are transferred to this Plan.

    (f) A "QVEC CONTRIBUTION ACCOUNT" to which shall be credited deductible employee contributions made to the DST Systems, Inc. Profit Sharing Plan and Trust for taxable years beginning prior to January 1, 1987.

    (g) An "AFTER-TAX Contribution Account" to which shall be credited after-tax contributions made to the DST Systems, Inc. Thrift Plan and Trust and nondeductible voluntary contributions made to the Vantage Computer Systems Savings Investment Plan as in effect on December 31, 1987, all of which were previously transferred to the DST Systems, Inc. Profit Sharing Plan and Trust. If necessary, a Participant's "After-Tax Contribution Account" shall consist of a "Thrift Plan Subaccount" and a "Vantage Plan Subaccount."

    1.2 "ACT" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

    1.3 "AFFILIATED COMPANY" shall mean any trade or business, whether or not incorporated, which is a member of a controlled group of corporations, trades or businesses of which the Company is a member. For purposes hereof the principles contained in Sections 414(b) and 414(c) of the Code shall be applied in determining membership of the controlled group. "Affiliated Company" shall also include any organization, whether or not incorporated, which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company and any other entity required to be aggregated with the Company under regulations issued under Code Section 414(o).

    1.4 "BENEFICIARY" means a person to whom all or a portion of a deceased Participant's Account is payable, as determined in Section 6.2.

    1.5 "BREAK IN SERVICE" shall mean a Plan Year during which the Employee does not complete more than 500 Hours of Service. If an Employee is absent from work for any period (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child in connection with the adoption of the child by the Employee, or (d) for purposes of caring for the child during the period immediately following the birth or placement for adoption, such Employee shall be credited with up to 501 Hours of Service for the Plan Year in which the absence began solely for the purpose of preventing such individual from incurring a Break in Service for such period, or if not necessary for preventing a Break in Service for that period, then for the following Plan Year. The Hours of Service credited for a maternity or paternity leave of absence shall be those which would normally have been credited but for such absence or, in any case in which the Committee is unable to determine such hours normally credited, eight (8) hours of service per day.

    1.6 "CODE" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

    1.7    "COMMITTEE" means the Administrative Committee provided for in
Section 8.1 herein.

    1.8 "COMPANY" means DST Systems, Inc., a Delaware corporation, any predecessor which has maintained this Plan, any successor which shall maintain this Plan, any Affiliated Company which shall adopt this Plan, and any other entity which adopts this Plan pursuant to Section 12.1.

    1.9 "COMPANY STOCK" means shares of common stock of DST Systems, Inc., par value $0.01.

    1.10 "COMPENSATION" with respect to any Participant means the total salary, commissions, earnings or wages paid during any Plan Year for the performance of duties for the Company to the extent includible in gross income, including, but not limited to, payment for overtime and bonuses, and including any amounts contributed by the Company pursuant to a salary reduction agreement which are not includible in gross income under Code Sections 125, 402(e)(3) or 402(h)(1)(B). A compensation payment includes Compensation paid by the Company to an Employee through another person under the common paymaster provisions of Code Sections 3121 and 3306(p).

    "Compensation" shall not, however, include (even if includible in gross income): (a) reimbursements of business or personal expenses, fringe benefits (cash and noncash), parking and transportation allowances, moving expenses, insurance premiums, deferred compensation, welfare benefits, expenses allowances, or amounts allocated to an Employee's account from contributions to any welfare or other retirement or deferred compensation plan; (b) Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee or any distributions from a plan of deferred compensation; (c) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (d) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (e) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

    Compensation in excess of the annual compensation limit in effect for the Plan Year under Code Section 401(a)(17) shall be disregarded under the Plan. For the Plan Year beginning January 1, 1997, the annual compensation limit is $160,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The adjusted annual compensation limit in effect for a calendar year shall be effective for the Plan Year beginning in such calendar year.

    Only Compensation paid to an Employee while the Employee is a Participant in the Plan shall be recognized for Plan purposes.

    1.11 "DATE OF EMPLOYMENT" means the first day on which an Employee completes an Hour of Service with the Company or an Affiliated Company. However, if an Employee incurs a Termination of Employment and as a result incurs a Break in Service, an Employee's Date of Employment shall be the first date thereafter on which the Employee completes an Hour of Service. For purposes of Section 1.43 only, if an Employee incurs a Period of Severance of more than twelve (12) months, his Date of Employment shall be the first date thereafter on which the Employee completes an Hour of Service.

    1.12 "DEFERRED COMPENSATION" with respect to any Participant means that portion of the Participant's Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section 3.3, excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.3.

    1.13 "DISABILITY" means the Participant, because of a physical or mental disability, will be unable to perform the duties of his customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Committee considers will be of long continued duration. The Committee may require the Participant to submit to a physical examination in order to confirm disability. The Committee will apply the provisions of this section in a nondiscriminatory, consistent and uniform manner.

    1.14 "EFFECTIVE DATE" means January 1, 2000, the effective date of the Plan as amended and restated herein.

    1.15 "ELECTIVE CONTRIBUTION" means the Company's contributions to the Plan of Deferred Compensation, excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.3. In addition, any Company Qualified Non-Elective Contribution made pursuant to Section 3.1(a)(4) and Section 3.5 and which is so designated by the Company shall be considered an Elective Contribution for purposes of the Plan. Such Qualified Non-Elective Contributions deemed to be Elective Contributions shall be subject to the requirements of Sections 3.3(b) and 3.3(c), and shall be required to satisfy the discrimination requirements of Code Section 401(k)(3), the provisions of which are specifically incorporated herein by reference.

    1.16 "ELIGIBILITY COMPUTATION PERIOD" for each Employee shall mean a 12-consecutive month period beginning on the Employee's Date of Employment and, if an Employee is not credited with 1,000 Hours of Service during such 12-month period, the Plan Year within which is included the first anniversary of the Employee's Date of Employment and each Plan Year thereafter. In the case of any Employee who incurs a Termination of Employment and as a result suffers a Break in Service, the Eligibility Computation Period shall be determined beginning on the Employee's Date of Employment after such Break in Service.

    1.17 "ELIGIBLE EMPLOYEE" means any Employee other than: (a) any Employee whose employment is governed by the terms of a collective bargaining agreement between employee representatives (within the meaning of Code Section 7701(a)(46)) and the Company under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for coverage in this Plan; (b) any Employee represented by a collective bargaining representative after the Company has negotiated in good faith to impasse with the representative on the question of the discontinuance of coverage; (c) Leased Employees; (d) Employees of an Affiliated Company unless such Affiliated Company has adopted this Plan in writing pursuant to
Article XII; (e) Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); and (f) workers who are classified by the Company as independent contractors, including those workers who are paid, directly or indirectly, through the Company's accounts payable system, or leased employees, even if such workers are later determined to be Employees.

    1.18 "EMPLOYEE" means any common law employee of the Company or Affiliated Company, but shall not include persons engaged as independent contractors. Notwithstanding the foregoing, the term "Employee" shall include Leased Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the Company and its Affiliated Companies' non-highly compensated work force.

    1.19 "EXCESS AGGREGATE CONTRIBUTIONS" means, with respect to a Plan Year, the excess of the aggregate amount of Matching Contributions made pursuant to Section 3.1(a)(2) (to the extent such contributions are not used to satisfy the "Actual Deferral Percentage" test) and any Qualified Non-Elective contributions or elective deferrals taken into account pursuant to Section 3.7(b) on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 3.6(a).

    1.20 "EXCESS CONTRIBUTIONS" means the excess of Elective Contributions made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Section 3.4(a). Excess Contributions shall be treated as an "annual addition" pursuant to Section 4.2(b).

    1.21 "EXCESS DEFERRED COMPENSATION" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 3.3(f) actually made on behalf of such Participant for such taxable year, over $9,500 as adjusted for cost-of-living as provided in the Code, which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.2(b).

    1.22 "FISCAL YEAR" means the Company's accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

    1.23 "FORFEITURE" means that portion of a Participant's Account that is not vested, and occurs on the earlier of:

    (a)    the last day of the Plan Year in which the Participant incurs five
(5) consecutive Breaks in Service; or

    (b) the date the Participant receives a distribution of the entire vested portion of his or her Account.

In addition, the term "Forfeiture" shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

    1.24 "FORMER PARTICIPANT" means any person who has been a Participant, but who has ceased to be a Participant under Article II for any reason.

    1.25 "415 COMPENSATION" means the Employee's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)) paid during the "limitation year". Effective for Plan Years beginning after December 31, 1997, "415 Compensation" shall include contributions by the Company pursuant to a salary reduction agreement which are not includible in gross income under Code Sections 125, 402(a)(8) or 402(h)(1)(B).

    "415 Compensation" shall exclude: (a) contributions made by the Company to a plan of deferred compensation to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, (b) Company contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (c) any distributions from a plan of deferred compensation; (d) amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (e) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (f) other amounts which receive special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code
Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

    1.26 "HIGHLY COMPENSATED EMPLOYEE" means, for Plan Years beginning after December 31, 1996, an Employee described in Code Section 414(q) and the regulations thereunder, and generally means an Employee who performed services for the Company during the "determination year" and who: (a) at any time during the "determination year" or "look-back year" was a "5% owner" of the Company; or (b) received Compensation during the "look-back year" from the Company in excess of $80,000 (as adjusted after December 31, 1996 for increases in the cost-of-living pursuant to Code Section 414(q)(1)). The determination year shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period. For purposes of this Section 1.26, a "5% owner" is any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.

    In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code
Section 911(d)(2)) from the Company constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Companies shall be taken into account as a single Company and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Company. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Company's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

    1.27 "HIGHLY COMPENSATED FORMER EMPLOYEE" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. For purposes of this Section, "determination year" shall be determined in accordance with Section 1.26. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

    1.28 "HIGHLY COMPENSATED PARTICIPANT" means any Highly Compensated Employee who is eligible to participate in the Plan.

    1.29 "HOUR OF SERVICE" means each hour during an applicable computation period for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of duties or for reasons other than the performance of duties, including but not limited to, any Leave of Absence with pay. Such Hours of Service shall be credited to the Employee for the computation period in which such duties were performed or in which occurred the period during which no duties were performed. An Hour of Service also includes each hour, not credited above, for which backpay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an Affiliated Company. These Hours of Service shall be credited to the Employee for the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. In determining an Employee's total Hours of Service during a computation period, a fraction of an hour shall be deemed a full Hour of Service.

    The Company will credit Employees with Hours of Service on the basis of "actual" hours worked or for which the Employee is entitled to payment; provided, however, that, effective for the Plan Year beginning January 1, 1999 and for all Plan Years thereafter, any Employee who is compensated on a salaried basis shall be credited with 95 Hours of Service for each semi-monthly period in which such Employee would be credited with at least one (1) Hour of Service under the above rules.

    The number of Hours of Service to be credited to an Employee for any computation period shall be governed by Section 2530.200b-2(b) and (c) of the Labor Department Regulations relating to the Act. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

    Hours of Service shall also be credited for all purposes under the Plan in accordance with the following:

    (a) Employees shall be credited with Hours of Service with any Company or any Affiliated Company after the time such Company became a Company or an Affiliated Company;

    (b) Employees shall be credited with an Hour of Service for each Hour of Service credited to them under the USCS International, Inc. 401(k) Retirement Plan prior to January 1, 2000; and

    (c) Employees shall be credited with Hours of Service with any corporation, partnership, joint venture, or other business entity, 25% or more of the interests of which are owned directly or indirectly by DST or any Affiliated Company, after the date such entity first became 25% or more owned directly or indirectly by DST or any Affiliated Company.

    1.30 "INCOME" means the income allocable to "excess amounts" which shall equal the sum of the allocable gain or loss for the "applicable computation period" and the allocable gain or loss for the period between the end of the "applicable computation period" and the date of distribution ("gap period"). The income allocable to "excess amounts" for the "applicable computation period" and the "gap period" is calculated separately and is determined by multiplying the income for the "applicable computation period" or the "gap period" by a fraction. The numerator of the fraction is the "excess amount" for the "applicable computation period." The denominator of the fraction is the total "account balance" attributable to "Company contributions" as of the end of the "applicable computation period" or the "gap period," reduced by the gain allocable to such total amount for the "applicable computation period" or the "gap period" and increased by the loss allocable to such total amount for the "applicable computation period" or the "gap period."

    The provisions of this Section shall be applied:  (a) for purposes of
Section 3.3(f), by substituting "Excess Deferred Compensation" for "excess amounts," "taxable year of the Participant" for "applicable computation period," "Deferred Compensation" for "Company contributions," and "Participant's Account" for "account balance"; (b) for purposes of Section 3.5(a), by substituting "Excess Contributions" for "excess amounts," "Plan Year" for "applicable computation period," "Elective Contributions" for "Company contributions," and "Participant's Account" for "account balance"; and
(c) for purposes of Section 3.7(a), by substituting "Excess Aggregate Contributions" for "excess amounts," "Plan Year" for "applicable computation period," "Matching Contributions (to the extent such matching contributions are not used to satisfy the "Actual Deferral Percentage" test), and any Qualified Non-elective Contributions or elective deferrals taken into account pursuant to
Section 3.7(b) on behalf of Highly Compensated Employees for such Plan Year" for "Company contributions," and "Participant's Account" for "account balance".

    Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made.

    1.31 "LEASED EMPLOYEE", for Plan Years beginning after December 31, 1996, means any person (other than a common law employee of the Company or Affiliated Company) who pursuant to an agreement between the Company or Affiliated Company and any other person ("leasing organization") has performed services for the Company or Affiliated Company on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control by the Company or Affiliated Company. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Company or Affiliated Company shall be treated as provided by the Company or Affiliated Company. A Leased Employee shall not be considered an Employee of the Company or Affiliated Company if:

    (a) such individual is covered by a money purchase pension plan providing:

        (1) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement and which are not includible in the gross income of the individual under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and individual contributions described in Code Section 414(h)(2) that are treated as employer contributions;

        (2)    immediate participation; and

        (3)    full and immediate vesting; and

    (b) Leased Employees do not constitute more than 20% of the Company and Affiliated Company's non-highly compensated work force.

    1.32 "LEAVE OF ABSENCE" means any absence authorized by the Company or an Affiliated Company, whether it be for medical, military, emergency or any other purpose as determined in accordance with approved Company or Affiliated Company policies.

    1.33 "MATCHING CONTRIBUTION" means any contribution made by the Company pursuant to Section 3.1(a)(2).

    1.34 "NON-ELECTIVE CONTRIBUTION" means the Company contributions to the Plan other than Elective Contributions and Matching Contributions, and any Qualified Non-Elective Contribution used in the "Actual Deferral Percentage" test.

    1.35 "NON-HIGHLY COMPENSATED PARTICIPANT" means any Participant who is not a Highly Compensated Employee.

    1.36    "NORMAL RETIREMENT AGE" means age 59 1/2.

    1.37 "PARTICIPANT" shall mean an Eligible Employee who is and continues to be eligible to participate in this Plan under the terms of Article II hereof.

    1.38 "PLAN" means the DST Systems, Inc. 401(k) Profit Sharing Plan as herein set forth, as may be amended from time to time.

    1.39 "PLAN YEAR" means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

    1.40 "QUALIFIED NON-ELECTIVE CONTRIBUTION" means the Company's nonelective contributions to the Plan that are made pursuant to Section 3.1(a)(4). Such contributions shall be fully vested at all times and shall be subject to the distribution restrictions described in Section 3.3(c). All or part of such contributions may be designated by the Committee as Company Elective Contributions for purposes of satisfying the "Actual Deferral Percentage" test set forth in Section 3.4 or the "Actual Contribution Percentage" test set forth in Section 3.6.

    1.41 "TERMINATION OF EMPLOYMENT" means an Employee ceasing to be actively employed by the Company or an Affiliated Company; provided, however, a "Termination of Employment" shall not include the Participant's change of employment between the Company and an Affiliated Company or between Affiliated Companies, or a Leave of Absence unless the Participant fails to complete an Hour of Service immediately after the expiration of such Leave of Absence. In addition, "Termination of Employment" shall not include a Participant's change of employment between the Company and any other any corporation, partnership, joint venture, or other business entity 25% or more of the interests of which are owned directly or indirectly by DST or any Affiliated Company. If an Employee suffers a Disability, he or she shall be considered to have a Termination of Employment on the first anniversary of the date such Employee was determined by the Committee to be Disabled; provided, however, that if, prior to such first anniversary, the Employee voluntary terminates his or her employment with the Company, the Employee shall be considered to have a Termination of Employment as of such date.

    1.42 "TOP HEAVY PLAN," "Top Heavy Plan Year," "Super Top Heavy Plan" and certain other definitions relating to top heavy plans as defined in Section 416 of the Code are contained in Article X hereof.

    1.43    "TRANSITION YEAR OF SERVICE" means a one-year "Period of
Service." For this purpose, a "Period of Service" means the period beginning on the Employee's Date of Employment and ending on the date a "Period of Severance" begins. Fractional periods of a year will be expressed in months. "Period of Severance" is a continuous period of time during which the Employee is not employed by the Employer. A Period of Severance begins on the date the Employee retires, quits or is discharged, or dies, or if earlier, the twelve-month anniversary of the date on which the Employee was first absent from work for any other reason; provided that if an Employee is absent from work for any other reason and retires, quits or is discharged, or dies within twelve (12) months, the Period of Severance begins on the day the Employee retires, quits or is discharged, or dies. The Employee will receive credit for any Period of Severance of less than twelve (12) consecutive months. This Section 1.43 applies only to Eligible Employees hired by USCS International, Inc., DST Innovis, Inc. (formerly CableData, Inc.) or Output Technology Solutions of California, Inc. (formerly International Billing Services, Inc.) on or before December 31, 1999 and classified as a temporary or seasonal employees.

    1.44 "TRUST" shall mean either or both of (a) the separate trust fund created under Article IX of this Plan and (b) the Separate Plan Account (as defined in the Master Trust) for this Plan under the DST Systems, Inc. Master Trust created by the Master Trust Agreement between DST Systems, Inc. and UMB Bank, N.A., as Trustee of the Master Trust effective as of January 1, 1998 (the "Master Trust"), and any amendments thereto or successor or supplemental agreements.

    1.45 "TRUST FUND" means all property of every kind held or acquired by the Trustee of the Separate Trust under this Agreement or by the Trustee of the Master Trust under the Master Trust Agreement, other than incidental benefit insurance contracts. This Plan, together with the Master Trust, creates two separate trusts for purposes of the Plan, each of which applies to all Companies participating under the Plan. The Trustee may combine the respective Separate Trusts created under the Plans of all Companies participating under this Plan into one (1) Trust Fund or one (1) Separate Trust. However, the Trustee shall maintain separate records of account in order to properly reflect each Participant's Account under the plan(s) in which he or she is a Participant.

    1.46 "TRUSTEE" with respect to the Separate Trust means UMB Bank, N.A., or any successor in office who in writing accepts the position of Trustee under this Plan and the Separate Trust; and, with respect to the Master Trust, means UMB Bank, N.A., or any successor in office who in writing accepts the position of Trustee under the Master Trust. Unless otherwise specified in this Plan, references to "Trustee" include either or both of the Trustee under the Separate Trust and the Trustee under the Master Trust.

    1.47 "VALUATION DATE" means the date as of which the Trust Fund is valued and the Accounts maintained on behalf of each Participant or Beneficiary is adjusted as provided hereunder. The Trust Fund shall be valued on the last day of each Plan Year and on such additional dates as the Committee shall deem appropriate.

    1.48 "YEAR OF SERVICE" for eligibility purposes means an Eligibility Computation Period during which an Employee is credited with at least 1,000 Hours of Service. "Year of Service" for all other Plan purposes is a Plan Year during which an Employee is credited with at least 1,000 Hours of Service.

    For purposes of vesting under this Plan, Participants shall be credited with a Year of Service for each Year of Service credited to them under the USCS International, Inc. 401(k) Retirement Plan prior to January 1, 2000 and with a Year of Service for each Year of Service credited to them under the United Micrographic Systems, Inc. Profit Sharing Plan. In addition, a Participant who was employed by Sun Micrographic Systems, Inc. and who completed 1,000 Hours of Service during the calendar year 1989 and completed 1,000 Hours of Service during the period November 1, 1988 through October 31, 1989 shall be credited with two (2) Years of Service for vesting purposes.

                                    ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

2.1    ELIGIBILITY

    (a) Any Eligible Employee who was a Participant in the DST Systems, Inc. 401(k) Plan, the DST Systems, Inc. Profit Sharing Plan or the USCS International, Inc. 401(k) Retirement Plan on the day immediately preceding the Effective Date shall become a Participant in the Plan as of the Effective
Date. Each other Eligible Employee, other than an Eligible Employee classified by the Company as a temporary or seasonal employee, shall become a Participant in the Plan as of the first day of the calendar month next following his or her Date of Employment, but only if such Eligible Employee is employed as an Eligible Employee on the date the Eligible Employee would become a Participant as provided in this sentence. Each Eligible Employee who is classified by the Company as a temporary or seasonal employee shall become a Participant in the Plan as of the first day of the calendar month next following his or her completion of one (1) Year of Service, but only if such Eligible Employee is employed as an Eligible Employee on the date the Eligible Employee would become a Participant as provided in this sentence; provided, however, that any Eligible Employee who is hired by USCS International, Inc., DST Innovis, Inc. formerly CableData, Inc.) or Output Technology Solutions of California, Inc. (formerly International Billing Services, Inc.) on or before December 31, 1999 and is classified as a temporary or seasonal employee shall be eligible to participate in the Plan upon completion of one (1) Transition Year of Service.

    (b) If an Eligible Employee is not employed as an Eligible Employee on the date the Eligible Employee would otherwise become a Participant under
Section 2.1(a) above, such Eligible Employee shall become a Participant upon the date of his reemployment as an Eligible Employee. A Participant who incurs a Termination of Employment shall again become a Participant on the date of his reemployment as an Eligible Employee.

2.2    CHANGE IN EMPLOYMENT STATUS

    (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Participant shall cease to be a Participant hereunder as of such date and shall thereafter be treated as a Former Participant. No contribution shall be made by or on behalf of a Former Participant for the period the Former Participant is employed in an ineligible class of Employees. The Former Participant shall continue to be credited with Years of Service for vesting purposes and the Former Participant's interests in the Plan shall continue to share in earnings as provided in Section 4.4 until such time as the Former Participant is entitled to a distribution hereunder.

    (b) An Employee who has a Termination of Employment with a Company and thereafter resumes employment with a Company as an Eligible Employee shall become a Participant in the Plan on the date he or she resumes employment as an Eligible Employee; provided, however, that if the Employee had not satisfied the eligibility requirements of Section 2.1 as of his or her Termination of Employment, the Employee shall become a Participant in the Plan on the later of the date he or she resumes employment as an Eligible Employee or the date the Employee would otherwise become a Participant under Section 2.1.

    (c) In the event an Employee's classification with a Company changes so that the Employee becomes employed in the class of Eligible Employees, such Eligible Employee shall become a Participant in the Plan as of the later of:
(1) the date the Employee's employment classification changed to that of an Eligible Employee; or (2) if the Employee has not satisfied the service requirements of Section 2.1 as of the date the Employee's classification changed to that of an Eligible Employee, then as of the date the Eligible Employee would otherwise become a Participant under Section 2.1.

2.3    TERMINATION OF ACTIVE PARTICIPATION

    Active participation in the Plan shall terminate upon a Participant's Termination of Employment or otherwise ceasing to be employed within a class of Eligible Employees.

                                   ARTICLE III
                           CONTRIBUTION AND ALLOCATION

3.1    FORMULA FOR DETERMINING COMPANY CONTRIBUTIONS

       (a)    (1)    For each Plan Year, the Company shall contribute to the
       Plan the total Deferred Compensation of all Participants made pursuant to salary deferral elections under Section 3.3(a), which amount shall be deemed a Company Elective Contribution.

              (2) For each Plan Year, the Company shall contribute on behalf of each Participant a Matching Contribution equal to 100% of each such Participant's Deferred Compensation for each pay period; provided, however, in applying the percentage above, only salary reductions up to 3% of Compensation for such pay period shall be considered.

              (3) For each Plan Year, DST Systems, Inc. shall determine in its sole discretion the amount, if any, of the Company's Non-Elective Contribution. Such determination shall be binding upon each Company. The Non-Elective Contribution shall be in an amount equal to the same percentage of all Participants' Compensation eligible to share in an allocation for the Plan Year.

              (4) For each Plan Year, DST Systems, Inc. shall determine in its sole discretion the amount, if any, of the Company's Qualified Non-Elective Contribution to be made on behalf of each eligible Participant or Non-Highly Compensated Participant, as determined by DST Systems,
      Inc. The Qualified Non-Elective Contribution shall be in an amount equal to the same percentage of all Participants' or Non-Highly Compensated Participants' Compensation eligible to share in an allocation for the Plan Year.

    (b) Notwithstanding anything herein to the contrary, the Company's contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Company under the provisions of Code Section 404; provided, however, to the extent necessary to provide the top heavy minimum allocations, the Company shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

    (c) Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code.

3.2    TIME OF PAYMENT OF COMPANY'S CONTRIBUTION

    The Company shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Company's federal income tax return for the Fiscal Year. However, Company Elective Contributions accumulated through payroll deferrals shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Company's general assets. The provisions of Department of Labor Regulations Section 2510.3-102 are incorporated herein by reference. Furthermore, any additional Company contributions which are allocable to the Participant's Elective Contribution Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

3.3    PARTICIPANT'S SALARY DEFERRAL ELECTION

    (a) Each Participant may elect to defer from one percent (1%) to fifteen percent (15%) (in whole percentages) of his or her Compensation which would have been received, but for the deferral election. Notwithstanding the preceding sentence, the Committee in its discretion may establish a lower percent of Compensation which may be deferred by Highly Compensated Participants. The limitations on the percentages of Compensation which may be deferred shall apply on a per payroll, paycheck or payment basis, as the case may be, and not on a cumulative Plan Year basis. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant made such election. The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as a Company Elective Contribution and allocated to that Participant's Elective Contribution Account.

    (b) A Participant shall be fully vested at all times in the balance from time to time in his or her Elective Contribution Account.

    (c) Except as provided in Section 6.7, amounts held in the Participant's Elective Contribution Account may not be distributable earlier than:

        (1)    A Participant's Termination of Employment or death;

        (2) To the extent permitted under Section 6.5, a Participant's financial hardship;

        (3) The termination of the Plan without the establishment or existence of a "successor plan", as that term is described in Treasury Regulation Section 1.401(k)-1(d)(3);

        (4) The date of disposition by the Company to an entity that is not an Affiliated Company of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets; or

        (5) The date of disposition by the Company or an Affiliated Company who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Company but only with respect to a Participant who continues employment with such subsidiary.

    (d) A Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Company maintaining this Plan or its Affiliated Company shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. This dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Treasury Regulations. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Committee of such excess amount which shall be distributed in a manner consistent with Section 3.3(f).

    (e) In the event a Participant has received a hardship distribution from his or her Account pursuant to Section 6.5 or pursuant to Treasury Regulation
Section 1.401(k)-1(d)(2)(iv)(B) from any other plan maintained by the Company or an Affiliated Company, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his or her behalf or to make contributions to any other qualified or nonqualified plan, including stock option and stock purchase plans, maintained by the Company or an Affiliated Company, for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Company or an Affiliated Company) for the taxable year of the hardship distribution.

    (f) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Treasury Regulation Section 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code
Section 408(k)), a salary reduction arrangement (within the meaning of Code
Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18), cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Treasury Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his or her taxable year, notify the Committee in writing of such excess and request that his or her Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Committee may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

        (1) The Participant shall designate the distribution as Excess Deferred Compensation;

        (2) The distribution must be made after the date on which the Plan received the Excess Deferred Compensation; and

        (3) The Plan must designate the distribution as a distribution of Excess Deferred Compensation.

    (g) Notwithstanding Section 3.3(f) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 3.5(a) for the Plan Year beginning with or within the taxable year of the Participant.

    (h) The Company and the Committee shall implement the salary deferral elections provided for herein in accordance with the following:

        (1) A Participant may commence making elective deferrals to the Plan only after first satisfying the eligibility and participation requirements specified in Article II. A Participant may elect to commence making elective deferrals by making an election in the form and manner prescribed by the Committee. Such election shall initially be effective as soon as administratively practicable following the date such election is received by the Committee or its delegate, shall not have retroactive effect and shall remain in force until revoked as provided herein.

        (2) A Participant may modify a prior election at any time and concurrently make a new election in the form and manner prescribed by the Committee. Any such modification and new election will be effective as soon as administratively practicable following the date such modification and new election are received by the Committee or its delegate. Any modification or new election shall not have retroactive effect and shall remain in force until revoked or modified as provided herein.

        (3) A Participant may elect to prospectively revoke his or her deferral election in the form and manner prescribed by the Committee. Such revocation shall become effective as soon as administratively practicable following the date such revocation is received by the Committee or its delegate. Furthermore, a Participant's cessation of Plan participation shall be deemed to revoke any deferral election then in effect, effective following the close of the pay period within which such cessation occurs.

3.4    ACTUAL DEFERRAL PERCENTAGE TEST

    (a) Maximum Annual Allocation: For the Plan Year ending December 31, 1997 and for each Plan Year beginning after December 31, 1998, the annual allocation derived from Company Elective Contributions to a Participant's Account shall satisfy one of the following tests:

        (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group for the Plan Year shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group for the preceding Plan Year multiplied by 1.25; or

        (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year multiplied by
     2.  The provisions of Code Section 401(k)(3) and Treasury Regulations
     Section 1.401(k)-1(b) are incorporated herein by reference.

        (3) For the Plan Year ending December 31, 1998, the annual allocation derived from Company Elective Contributions to a Participant's Account shall satisfy one of the following tests:

               (i) The "Actual Deferral Percentage" for the Highly Compensated Participant group for the Plan Year shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group for such Plan Year multiplied by 1.25; or

               (ii) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for such Plan Year shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for such Plan Year multiplied by 2. The provisions of Code Section 401(k)(3) and Treasury Regulations Section 1.401(k)-1(b) are incorporated herein by reference.

    However, in order to prevent the multiple use of the alternative method described in (2) and (3)(ii) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section
3.3 and to receive matching contributions under this Plan or under any other plan maintained by the Company or an Affiliated Company shall have his or her actual contribution ratio reduced pursuant to Treasury Regulation Section 1.401(m)-2, the provisions of which are incorporated herein by reference.

    (b) For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Company Elective Contributions allocated to each Participant's Elective Contribution Account for such Plan Year, to such Participant's Compensation for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Company Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Contribution Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Company.

    (c) For the purposes of Sections 3.4(a) and 3.5, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 3.3, whether or not such deferral election was made or suspended pursuant to Section 3.3.

    (d) For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Plans may be aggregated under this paragraph (d) only if they have the same Plan Year. Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

    (e) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7)) of the Company or an Affiliated Company, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. If the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

3.5    ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TEST

    In the event that the initial allocations of the Company's Elective Contributions made pursuant to Section 4.1 do not satisfy one of the tests set forth in Section 3.4(a), the Committee shall adjust Excess Contributions pursuant to any or all of the options set forth below, at its sole discretion:

    (a) On or before the fifteenth day of the third month following the end of each Plan Year beginning after December 31, 1996, the Highly Compensated Participant having the highest Elective Contributions shall have Excess Contributions distributed to such Participant, until the dollar amount of his or her Elective Contributions equals the dollar amount of Elective Contributions of the Highly Compensated Participant having the second highest Elective Contributions. This process shall continue until the entire Excess Contributions amount is distributed. The amount of Excess Contributions is determined by reducing the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio until one of the tests set forth in Section 3.4(a) is satisfied or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Employee having the second highest actual deferral ratio. This process shall continue until one of the tests in Section 3.4(a) is satisfied. The total amount of such reductions shall be the Excess Contributions. However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as defined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his or her taxable year ending with or within such Plan Year.

    With respect to the distribution of Excess Contributions pursuant to the preceding paragraph above, such distribution:

        (1) May be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

        (2)    Shall be made first from Deferred Compensation;

        (3) Shall be made from Qualified Non-Elective Contributions only to the extent that Excess Contributions exceed the balance in the Participant's Elective Contribution Account attributable to Deferred Compensation;

        (4)    Shall be adjusted for Income; and

        (5) Shall be designated by the Committee as a distribution of Excess Contributions (and Income).

    Any distribution of less than the entire amount of Excess Contribution shall be treated as a pro rata distribution of Excess Contributions and Income.

    (b) Within twelve (12) months after the end of the Plan Year, the Company may designate all or part of a Qualified Non-Elective Contribution made pursuant to Section 3.1(a)(4) as an Elective Contribution to satisfy one of the tests set forth in Section 3.4(a).

    (c) If during a Plan Year the projected aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 3.4(a), cause the Plan to fail such tests, then the Committee may automatically reduce proportionately or in the order provided in Section 3.5(a) each affected Highly Compensated Participant's deferral election made pursuant to Section
3.3 by an amount it determines necessary or appropriate to satisfy one of the tests set forth in Section 3.4(a).

3.6    ACTUAL CONTRIBUTION PERCENTAGE TEST

    (a) Maximum Annual Allocation: For the Plan Year ending December 31, 1997 and for each Plan Year beginning after December 31, 1998, the annual allocation derived from Company Matching Contributions to a Participant's Account shall satisfy one of the following tests:

        (1) The "Actual Contribution Percentage" for the Highly Compensated Participant group for the Plan Year shall not be more than the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group for the preceding Plan Year multiplied by 1.25; or

        (2) The excess of the "Actual Contribution Percentage" for the Highly Compensated Participant group over the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall not be more than two percentage points. Additionally, the "Actual Contribution Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year multiplied by 2. The provisions of Code Section 401(m) and Treasury Regulations Sections 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

        (3) For the Plan Year ending December 31, 1998, the annual allocation derived from Company Matching Contributions to a Participant's Account shall satisfy one of the following tests:

             (i) The "Actual Contribution Percentage" for the Highly Compensated Participant group for the Plan Year shall not be more than the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group for such Plan Year multiplied by 1.25; or

             (ii) The excess of the "Actual Contribution Percentage" for the Highly Compensated Participant group over the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for such Plan Year shall not be more than two percentage points. Additionally, the "Actual Contribution Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for such Plan Year multiplied by 2. The provisions of Code
        Section 401(m) and Treasury Regulations Sections 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

    However, in order to prevent the multiple use of the alternative method described in (2) and (3)(ii) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section
3.3 or to receive matching contributions under this Plan or under any other plan maintained by the Company or an Affiliated Company shall have his or her actual contribution ratio reduced pursuant to Treasury Regulation Section 1.401(m)-2, the provisions of which are incorporated herein by reference.

    (b) For the purposes of this Section "Actual Contribution Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Company Matching Contributions allocated to each Participant's Matching Contribution Account for such Plan Year, to such Participant's Compensation for such Plan Year. The actual contribution ratio for each Participant and the "Actual Contribution Percentage" for each group shall be calculated to the nearest one-hundredth of one percent.

    (c) For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans to which matching contributions, Employee contributions, or both, are made are treated as one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), such plans shall be treated as one plan. In addition, two or more plans of the Company to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as thought such aggregated plans were a single plan. Plans may be aggregated under this paragraph (c) only if they have the same Plan Year. Notwithstanding the above, an employee stock ownership plan described in Code
Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

    (d) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) which are maintained by the Company or an Affiliated Company to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. If the plans have different Plan Years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

    (e) For purposes of Sections 3.6 and 3.7, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Matching Contributions (whether or not a deferral election was made or suspended pursuant to Section 3.3) allocated to his account for the Plan Year.

3.7    ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TEST

    In the event that the initial allocations of the Company's Matching Contributions made pursuant to Section 4.1 do not satisfy one of the tests set forth in Section 3.6(a), the Committee shall adjust Excess Aggregate Contributions pursuant to any or all of the options set forth below, at its sole discretion:

    (a) On or before the fifteenth day of the third month following the end of each Plan Year beginning after December 31, 1996, the Committee shall direct the Trustee to distribute to the Highly Compensated Participant having the highest Matching Contributions his vested portion of Excess Aggregate Contributions and, if forfeitable, forfeit such non-vested Excess Aggregate Contributions attributable to Matching Contributions until either one of the tests in Section 3.6(a) is satisfied or until the dollar amount of his or her Matching Contributions equals the dollar amount of Matching Contributions of the Highly Compensated Participant having the second highest Matching Contributions. This process shall continue until the entire Excess Aggregate Contributions amount is distributed. The amount of Excess Aggregate Contributions is determined by reducing the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio, until one of the tests set forth in Section 3.6(a) is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Employee having the second highest actual contribution ratio. This process shall continue until one of the tests in Section 3.6(a) is satisfied. The total amount of such reductions shall be the Excess Aggregate Contributions.

    With respect to the distribution of Excess Aggregate Contributions pursuant to the preceding paragraph above, such distribution:

        (1) May be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

        (2)    Shall be adjusted for Income; and

        (3) Shall be designated by the Committee as a distribution of Excess Aggregate Contributions (and Income).

    Any distribution of less than the entire amount of Excess Aggregate Contributions shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and Income. Forfeitures of Matching Contributions under this Section 3.7 shall be allocated to Participants as provided in Section 4.1(a)(5), except that no forfeiture shall be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section 3.7.

    (b) Within twelve (12) months after the end of the Plan Year, the Company may make a Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 3.6(a).

    (c) If during a Plan Year the projected aggregate amount of Matching Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 3.6(a), cause the Plan to fail such tests, then the Committee may automatically reduce proportionately or in the order provided in Section 3.7(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 3.6(a).

3.8    TRANSFERS FROM QUALIFIED PLANS

    (a) Rollover transfers of assets to the Plan may be made on the following terms and conditions:

        (1) With the consent of the Committee or its designee, amounts may be transferred from other qualified plans by any Participant, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Company.
    The amounts transferred shall be held in a separate account herein referred to as a Participant's "Rollover Account."

        (2) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Participant to this Plan within sixty
    (60) days following the Participant's receipt thereof or are transferred pursuant to a direct rollover; (ii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Participant by another qualified plan as a lump-sum distribution, (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iii) amounts distributed to the Participant from a conduit individual retirement account meeting the requirements of clause (ii) above, and transferred by the Participant to this Plan within sixty (60) days of his or her receipt thereof from such conduit individual retirement account.

    (b) Prior to accepting any transfers to which this Section applies, the Committee or its designee may require the Participant to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Participant to provide an opinion of counsel satisfactory to the Committee or its designee that the amounts to be transferred meet the requirements of this Section. In addition, the Committee may require the Participant to provide a written statement from the plan administrator or distributing plan that the distributing plan has received a favorable determination letter from the IRS.

    (c) The Trustee may receive and hold as a "Rollover Contribution Account" for a Participant hereunder such Participant's account under another profit sharing plan and trust, respectively, qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code, respectively, in which the Participant formerly participated if such account is transferred by the trustee of such other plan to the Trustee of this Plan to be held hereunder. This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a joint and survivor life annuity form of payment to the Participant. Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit."

    (d) The Trustee shall invest assets in a Participant's Rollover Contribution Account as provided in Section 4.4.

    (e) Each Rollover Contribution Account shall be fully vested at all times in the Participant for whose benefit it is created.

    (f) A Participant's Rollover Contribution Account shall be distributed as provided in Article VI.

                                     ARTICLE IV
                              ACCOUNTS AND ALLOCATIONS

4.1    ALLOCATIONS OF COMPANY CONTRIBUTIONS

    (a) The Committee shall allocate contributions (including Forfeitures) for a Plan Year to a Participant's Account in the following manner:

        (1) The Company's Elective Contribution made pursuant to Section 3.1(a)(1) shall be allocated as of the Valuation Date such contribution is received by the Trustee to each Participant's Elective Contribution Account in an amount equal to each such Participant's Deferred Compensation for the applicable deferral period.

        (2) The Company's Matching Contribution made pursuant to Section 3.1(a)(2) shall be allocated as of the Valuation Date such contribution is received by the Trustee to each Participant's Matching Contribution Account in accordance with Section 3.1(a)(2).

        (3)    The Company's Non-Elective Contribution made pursuant to
    Section 3.1(a)(3) shall be allocated as of the last day of the Plan Year for which it is made to each Participant's Non-Elective Account in accordance with Section 3.1(a)(3); provided, however, that only those Participants (A) who have not incurred a Termination of Employment prior to the last day of the Plan Year or, if applicable, the last business day of the Plan Year, and (B) who are credited with a Year of Service during the Plan Year for which allocations are to be made, shall be eligible to share in this contribution and allocation; provided, however, that if the Participant's Termination of Employment is on account of his death, Disability or after attainment of Normal Retirement Age, the requirements of (A) and (B) above shall not apply.

        (4) The Company's Qualified Non-Elective Contribution made pursuant to Section 3.1(a)(4) shall be allocated as of the last day of the Plan Year for which it is made in accordance with Section 3.1(a)(4); provided, however, that only those Participants (A) who have not incurred a Termination of Employment prior to the last day of the Plan Year or, if applicable, the last business day of the Plan Year, and (B) who are credited with a Year of Service during the Plan Year for which allocations are to be made, shall be eligible to share in this contribution and allocation; provided, however, that if the Participant's Termination of Employment is on account of his death, Disability or after attainment of Normal Retirement Age, the requirements of (A) and (B) above shall not apply.

        (5) Forfeitures shall be added to the Company's Non-Elective Contribution and allocated as provided in Section 4.1(a)(3) above for the Plan Year in which such Forfeitures occur. Forfeitures arising under the USCS International, Inc. 401(k) Retirement Plan which have not been allocated under such Plan, and which are transferred to this Plan as part of the plan merger, shall be treated as Forfeitures under this Plan occurring during the 2000 Plan Year and shall be allocated as provided in
    Section 4.1(b). Except as provided in Section 5.3, a Participant shall not share in the allocation of any Forfeiture of any portion of his or her Account.

    (b) The Committee shall account separately for each Company's contributions under the Plan. The Committee will allocate each Company's contributions to the Accounts of those Participants employed by the Company and to the Accounts of any Participants employed by any Affiliated Company of such Company. A Forfeiture shall be allocated only to the Accounts of Participants employed by the Company that actually employed the Participant to whose Account the Forfeiture is attributable and to the Accounts of Participants employed by any Affiliated Company of such Company.

    (c) If, for any Plan Year, any Eligible Employee who should have been included in the allocation of Company Non-Elective or Qualified Non-Elective Contributions under Paragraph 4.1(a) is erroneously omitted and discovery is not made until after the Company Non-Elective or Qualified Non-Elective Contributions for the Plan Year have been allocated, Forfeitures for the Plan Year in which discovery is made shall be allocated to, or if such Forfeitures are insufficient an additional Company Qualified Non-Elective Contribution shall be made on behalf of, the Participant in an amount equal to the Company Non-Elective or Qualified Non-Elective Contributions which would have been allocated under Paragraph 4.1(a) had the Eligible Employee not been omitted, plus or minus earnings or losses which would have been allocated thereon if the Company Non-Elective or Qualified Non-Elective Contributions had been allocated as provided in Paragraph 4.1(a). For this purpose, earnings or losses shall be determined as if the Participant made no affirmative investment election with respect to his or her Account.

    (d) If, for any Plan Year, any person who should not have been allocated Company contributions under Section 4.1(a) is erroneously included in such allocation and discovery thereof is not made until after such allocation is made, such erroneously allocated contributions, plus or minus earnings or losses thereon, shall immediately upon discovery be debited from the Participant's Account and shall constitute a Forfeiture for the Plan Year the debit is made. Such Forfeiture shall be held as part of the Trust Fund and invested in accordance with Section 4.4(d) until applied pursuant to Section 4.1(a)(5). Notwithstanding the above, any such forfeited amounts attributable to Deferred Compensation shall be distributed to such ineligible person as soon as administratively practicable following discovery.

4.2    MAXIMUM ANNUAL ADDITIONS

    (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's Account for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitations in effect under Code Section 415(b)(1)(A)) or (2) 25% of the Participant's 415 Compensation for such "limitation year."

    (b) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's Account for any "limitation year" of: (1) Company contributions; (2) Employee contributions;
(3) forfeitures; (4) amounts allocated; after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Company; and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Company. The 415 Compensation percentage limitation referred to in paragraph (a)(2) above shall not, however, apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition;" or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

    (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of this Section 4.2: (1) rollover contributions as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(b)(8) and 408(d)(3)); (2)
repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(b) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

    (d) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

    (e) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Treasury Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

    (f) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Company shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Company shall be treated as one defined contribution plan.

    (g) For the purpose of this Section, if the Company is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Companies shall be considered to be employed by a single Company.

    (h) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, all employers of a Participant who maintain this Plan will be considered to be a single employer.

    (i)    (1)    If a Participant participates in more than one defined
    contribution plan maintained by the Company which have different allocation dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

           (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Company which have the same allocation dates, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

           (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 which have the same allocation dates, "annual additions" will be credited to the Participant's accounts under the other defined contribution plan prior to crediting "annual additions" to the Participant's account under this Plan and any amounts in excess of the limitation set forth in Section 4.2(a) shall be adjusted in this Plan as provided herein.

    (j) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Treasury Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.3    ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

    (a) If, as a result of a reasonable error in estimating a Participant's Compensation or other facts and circumstances to which Treasury Regulations
Section 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Committee shall: (1) distribute any elective deferrals (within the meaning of Code Section 402(g)(3)) to the extent that the return would reduce the "excess amount" in the Participant's accounts; (2) hold any "excess amount" remaining after the return of any elective deferrals in a "Section 415 suspense account;" (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Company contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year," or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Company or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year;" and (4) reduce Company contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

    (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.3.

    (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year." The Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

4.4    INVESTMENT OF ACCOUNTS

    (a) A Participant or Former Participant may direct the Trustee, in the form and manner prescribed by the Committee, to invest any portion of his or her Elective Contribution Account, Matching Contribution Account, Rollover Contribution Account (other than the DST Profit Sharing Rollover Contribution Subaccount), and any funds transferred from the USCS International, Inc. 401(k) Retirement Plan, in specific assets or other available investment options as determined under Section 4.4(b) below. That portion of the Account of any Participant or Former Participant so directing shall thereupon be considered a directed investment account, which shall not share in Trust Fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value attributable to such account as provided in Section 4.5, but shall be charged or credited with its allocable share of the general expenses of the Trust
Fund. Any costs and expenses related to compliance with the Participant's or Former Participant's directions shall be charged or debited against the individual's directed investment account.

    (b) The Committee shall have the sole discretion to determine the different investment fund choices to be made available to Participants and Former Participants, which investment fund choices may include Company Stock.

    (c) The Committee shall from time to time establish rules and procedures which it determines necessary or appropriate for the proper administration of the investment options available to Participants and Former Participants. Neither the Committee, the Trustee nor any other persons including the Administrator or otherwise shall be under any duty to question any such direction of the Participant or Former Participant or to make any suggestions to the Participant or Former Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant or Former Participant hereunder. Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant or Former Participant at any time in such form and manner prescribed by the Committee.

    (d) Any assets held in the Trust Fund, the investment of which is not directed by a Participant pursuant to Section 4.4(a), shall be invested by the Trustee as directed by the Committee.

4.5    ADJUSTMENT OF ACCOUNTS

    As of each Valuation Date, the value of a Participant's Accounts shall be equal to:

    (a)    the value of each such Account as of the preceding Valuation Date;

    (b) plus or minus any increase or decrease in the net worth of the investments or assets held in such Account (to the extent such Account is available for investment direction by the Participant pursuant to Section 4.4(a)) since the preceding Valuation Date;

    (c) plus or minus such Account's share of the appreciation or depreciation and the net income or loss of that portion of the Trust Fund which is not available for Participant investment direction (to the extent such Account is not available for investment direction by the Participant pursuant to Section 4.4(a)) since the preceding Valuation Date, as determined under
Section 4.8.

    (d) plus or minus contributions to or distributions from each such Account since the preceding Valuation Date; and

    (e) minus the portion of Plan expenses allocable to such Account and direct investment expenses of the Account.

4.6    VALUATION OF TRUST ASSETS

    The Committee shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Company or the Trust Fund.

4.7    REPORTS TO PARTICIPANTS

    Each Participant shall be furnished annually, or on a more frequent basis as determined by the Committee, a written statement setting forth the fair market value of his or her Account as of the end of the Plan Year, together with a statement of the amounts contributed by the Company and of the earnings credited thereon.

4.8    ALLOCATION OF INCOME, LOSS, APPRECIATION OR DEPRECIATION

    Allocation of income or loss and appreciation or depreciation on that portion of the Trust Fund which is not available for participant investment direction (called the "General Trust Fund" in for purposes of this Section) will be allocated to each Participant's Account invested in the General Trust Fund in the ratio in which the balance of each of the Participant's Accounts in the General Trust Fund on the immediately preceding Valuation Date bears to the sum of the balances for the Accounts of all Participants in the General Trust Fund on that date. For purposes of this Section 4.8, the net income (or loss) and appreciation or depreciation shall include the increase (or decrease) in the fair market value of assets of the General Trust Fund, interest, dividends, and other income and expenses since the preceding Valuation Date.


                                     ARTICLE V
                                     VESTING

5.1    IMMEDIATE VESTING

    (a) A Participant shall become fully vested in his Accounts as of his Normal Retirement Age, provided he or she is employed by the Company or an Affiliated Company on such date. A Participant who remains in the employ of the Company after attaining Normal Retirement Age will continue to participate in Company contributions.

    (b) If a Participant has a Termination of Employment on account of his or her death or Disability, he or she shall become fully vested in his or her Accounts as of such Termination of Employment.

5.2    VESTING SCHEDULE

    (a) A Participant shall always be fully vested in his Elective Contribution Account, his Rollover Contribution Account, the Thrift Plan Non-Elective Contributions Subaccount of his Non-Elective Contributions Account, his QVEC Contributions Account, his After-Tax Contributions Account and his ESOP Diversification Account.

    (b) Except as provided in Sections 5.2(b)(1) and (2) below, a Participant shall become vested in his Matching Contribution Account according to the following schedule:

               YEARS OF SERVICE        VESTED PERCENTAGE
               -----------------        -----------------

                 Less than 3                     0%
            At least 3, but less than 4         30%
            At least 4, but less than 5         60%
                 At least 5                    100%

        (1)    Any Participant who was a participant in the USCS
    International, Inc. 401(k) Retirement Plan and had at least three (3) Years of Service under that Plan as of January 1, 2000 shall always be fully vested in his or her Matching Contribution Account.

        (2) Any Participant originally employed by a Company, other than USCS International, Inc. or its subsidiaries, prior to January 1, 2000 shall become vested in his Matching Contribution Account according to the following schedule:

               YEARS OF SERVICE        VESTED PERCENTAGE
               ----------------         -----------------

                 Less than 1                     0%
            At least 1, but less than 2         10%
            At least 2, but less than 3         20%
            At least 3, but less than 4         30%
            At least 4, but less than 5         60%
                 At least 5                    100%

    (c) Except as provided in Section 5.2(c)(1) below, a Participant shall become vested in his Non-Elective Contribution Account according to the following schedule:

               YEARS OF SERVICE        VESTED PERCENTAGE
               ----------------         -----------------

                 Less than 3                     0%
            At least 1, but less than 2         30%
            At least 4, but less than 5         60%
                 At least 5                    100%


        (1) Any Participant originally employed by a Company, other than USCS International, Inc. or its subsidiaries prior to January 1, 2000 shall become vested in his Non-Elective Contribution Account according to the following schedule:

               YEARS OF SERVICE        VESTED PERCENTAGE
               ----------------         -----------------

                 Less than 1                     0%
            At least 1, but less than 2         10%
            At least 2, but less than 3         20%
            At least 3, but less than 4         30%
            At least 4, but less than 5         60%
                 At least 5                    100%

    (d) In the event the Plan is amended to change the vesting schedule above, each Participant who has completed at least three (3) Years of Service with the Company as of the expiration of the election period set forth below may elect to have the percentage of his nonforfeitable Account determined under the Plan without regard to the amendment. The Participant must file his election with the Committee within sixty (60) days of the later of: (1) the Company's adoption of the amendment; (2) the effective date of the amendment, or (3) his receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, shall forward a copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form on which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment, and notice of the time within which the Participant must make an election to remain under the prior vesting schedule.

    (e) The following special vesting provisions contained in the DST Systems, Inc. Profit Sharing Plan shall also continue to apply:

        (1) Each Participant who terminated employment with DST and became an employee of Policyholder Service Corporation on or about July 1, 1990 shall be fully vested in his or her Account in the DST Systems, Inc. Profit Sharing Plan as of December 31, 1990.

        (2) Each Participant who terminated employment with the Vital Records Storage group of Output Technologies Central Region, Inc. on or about May 20, 1996 shall be fully vested in his or her Account in the DST Systems, Inc. Profit Sharing Plan as of December 31, 1996.

        (3) Each Participant who terminated employment with the Lincoln, Nebraska facility of Output Technologies Central Region, Inc. on or about April 25, 1996 shall be fully vested in his or her Account in the DST Systems, Inc. Profit Sharing Plan as of December 31, 1996.

        (4) Each Participant who had a separation from Service under the DST Systems, Inc. Profit Sharing Plan on or about August 1, 1996 because of the sale of stock of The Continuum Company, Inc. to Computer Sciences Corporation shall be fully vested in his or her Account in the DST Systems, Inc. Profit Sharing Plan as of December 31, 1996.

        (5) As of July 31, 1996, certain former Participants employed as of that date by Midland Data Systems, Inc. or Midland Loan Services, L.P. had a separation from Service under the DST Systems, Inc. Profit Sharing Plan because Kansas City Southern Industries, Inc. ceased to own any interest in such companies. Each Participant who was still employed by Midland Data Systems, Inc. or Midland Loan Services, L.P. as of January 1, 1996 shall be fully vested in his or her Account in the DST Systems, Inc. Profit Sharing Plan as of December 31, 1996.

5.3    RESTORATION OF ACCOUNT BALANCES

    (a)    If any Former Participant is reemployed by the Company before five
(5) consecutive Breaks in Service and such Former Participant received a distribution of the entire vested portion of his Account (including, for this purpose, an account under the DST Systems, Inc. Profit Sharing Plan or the USCS International, Inc. 401(k) Retirement Plan, to the extent such account was not previously reinstated under such Plans), his or her forfeited account shall be reinstated if he or she repays the full amount distributed to him or her before the earlier of five (5) years after the first day on which the Participant is subsequently reemployed by the Company or the close of the first period of five
(5) consecutive Breaks in Service commencing after the distribution. In the event the Former Participant repays the full amount distributed, the undistributed portion of his account shall be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date coinciding with or preceding his distribution. The source of such reinstatement shall first be any Forfeitures occurring during the Plan Year. If such source is insufficient, then the Company shall contribute an amount which is sufficient to restore any such forfeited Accounts; provided, however, that if a discretionary contribution is made for such Plan Year pursuant to Section 3.1(a)(3), such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.1(a)(3).

    (b) For purposes of Section 5.3(a), a Participant whose Account derived from Company contributions is entirely forfeitable at the time of his Termination of Employment shall be deemed to have received a distribution of his entire nonforfeitable Account as of the first day of the first Plan Year beginning after the Plan Year in which his Termination of Employment occurs. For purposes of applying the restoration provisions of Section 5.3(a), the Committee will treat the 0% vested Participant as having repaid his "distribution" on the first date of his reemployment with the Company.

    (c) For purposes of determining "Years of Service", the Plan takes into account all Years of Service an Employee completes with the Company. For the sole purpose of determining a Participant's nonforfeitable percentage of his Account derived from Company contributions which accrued for his benefit prior to five (5) consecutive Breaks in Service, the Plan disregards any Years of Service after the Participant incurs five (5) consecutive Breaks in Service.

5.4    DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS

    If a distribution is made to a Participant (other than a distribution of the entire vested portion of his Account or a deemed distribution pursuant to
Section 5.3(b)) at a time when the Participant is not fully vested in his Account and the Participant may increase vesting in such Account, the Committee will establish a separate account for the Participant's Account. At any relevant time following the distribution, the Committee will determine the Participant's nonforfeitable interest in such Account derived from Company contributions according to the following formula:

                   X = P (AB + (R * D)) - (R * D)

For purposes of this formula, "P" is the Participant's current vested percentage at the relevant time, "AB" is the Participant's Company-derived account balance at the relevant time, "D" is the amount of the earlier distribution, and "R" is the ratio of the account balance at the relevant time to the account balance after the earlier distribution.

                                      ARTICLE VI
                       DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1    DISTRIBUTION UPON TERMINATION OF EMPLOYMENT

    (a) A Participant's vested Account shall become distributable as of the Participant's Termination of Employment (the "distribution date").

    (b) If the value of a Participant's vested Account exceeds $3,500 (or $5,000 with regard to distributions occurring after December 31, 1997) on the distribution date, the Participant must consent to any distribution of his or her Account prior to age 59 1/2. With regard to this required consent:

        (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

        (2) The Participant must be informed of his or her right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Code
    Section 401(a)(9) and Section 6.4.

        (3) Notice of the rights specified under this Section shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.

        (4) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

        (5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

    Distribution may commence less than 30 days after the notices required under Treasury Regulation Section 1.411(a)-11(c) and Code Section 402(f) are given, provided that: (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option) or a direct rollover; and (2) the Participant, after receiving the notice, affirmatively elects to receive the distribution. Distribution shall be made to a Participant under this provision on, or as soon as is administratively practicable after, the date the Participant files his or her consent and/or waiver with the Committee in
accordance with this Section.   If the Participant does not give his or her
consent to distribution as of the distribution date, his or her Account shall remain in the Plan, subject to Section 6.11, until the Participant requests a distribution complying with this Section 6.1(b). With regard to Terminations of Employment occurring during January, February and March of 2000, distribution shall not be made prior to March 31, 2000.

    (c) If the Participant's vested Account does not exceed $3,500 (or $5,000 with regard to distributions occurring after December 31, 1997) on the distribution date, such Account shall be distributed on such date, or as soon as administratively practicable thereafter, without the need for the Participant's consent. Notwithstanding the preceding sentence, distribution hereunder may not be made less than thirty (30) days after the date the Code
Section 402(f) notice is given, unless: (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether to elect a distribution or a direct rollover; and (2) the Participant, after receiving this notice, affirmatively elects (which need not be in writing) an earlier distribution.

    (d) Distributions of Accounts subject to investment direction by the Participant pursuant to Section 4.4(a) shall be valued as of the date such distribution is made. Distribution of all other Accounts shall be valued as of the Valuation Date immediately preceding such distribution.

    (e) If a previously terminated Participant is reemployed by the Company prior to the date a distribution check is prepared and mailed to such Participant pursuant to this Section 6.1, the distribution shall be suspended, provided such reemployment is discovered within an administratively practicable period before such mailing.

6.2    DISTRIBUTION UPON DEATH

    (a) A Participant's Account shall become immediately distributable upon his or her death (the "distribution date"). Payment shall be made under this Section on, or as soon as administratively practicable after, the later of:
(1) the distribution date; or (2) the date the Committee has been provided satisfactory evidence of the Participant's death, has established the Participant's Beneficiary, and the notice and consent requirements of 6.2(b) have been satisfied. Distributions of Accounts which were subject to investment direction by the Participant pursuant to Section 4.4(a) shall be valued as of the date such distribution is made. Distribution of all other Accounts shall be valued as of the Valuation Date immediately preceding such distribution.

    (b) If the Beneficiary is the Participant's surviving spouse, distribution may not be made prior to such Beneficiary's receipt of the notice required under Code Section 402(f). Such notice shall be provided to the Beneficiary no less than thirty (30) days and no more than ninety (90) days before such distribution. Distribution may commence less than thirty (30) days after such Beneficiary's receipt of such notice provided that: (1) the Committee clearly informs the Beneficiary that he or she has the right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether to elect a distribution or a direct rollover; and (2) the Beneficiary, after receiving such notice affirmatively elects a distribution.

    (c) If a Participant or Former Participant dies before receipt of the Participant's entire Account and leaves no surviving spouse, or the Participant's spouse consented to a Beneficiary designation, the Participant's benefits shall be paid to the person or persons designated by the Participant from time to time in a Beneficiary designation. Such Beneficiary or Beneficiaries may be designated concurrently or successively, either individually or in a fiduciary capacity, and may be an entity other than a natural person. Each Beneficiary designation shall be in form prescribed by the Committee and will be effective only when filed with the Company during the Participant's or Former Participant's lifetime. The Participant's Beneficiary shall be the Participant's spouse at the time of the Participant's death unless the spouse has waived the right to be the Participant's Beneficiary and consented to the Participant's Beneficiary designation. A Participant may revoke or modify a Beneficiary designation previously consented to by the Participant's spouse only if the new Beneficiary is the Participant's spouse or the spouse consents to such change in Beneficiary designation. In lieu of the preceding two sentences, the Plan may permit the spouse to execute a general consent which permits the Participant to designate a Beneficiary and to change such designation without any further consent of the spouse. A consent under the preceding sentence shall be valid only if the consent acknowledges the spouse had the right to limit consent to a specific Beneficiary and such spouse voluntarily waived such rights. Each Beneficiary designation filed with the Company will cancel all Beneficiary designations previously filed with the Company. The revocation of a Beneficiary designation which designates a Beneficiary other than the Participant's spouse, no matter how such revocation is effected, shall not require the consent of such designated Beneficiary. In the event that a Participant designates his or her spouse as Beneficiary, and the Participant and that spouse are later divorced, such designation shall no longer be in effect unless the Participant reaffirms such designation in writing subsequent to the divorce. In the event that an unmarried Participant marries, his or her beneficiary designation shall no longer be in effect unless the Participant reaffirms such designation in writing subsequent to the marriage. It shall be the responsibility of the Participant to keep the Company informed of changes in the Participant's marital status and/or Beneficiary designations. Neither the Committee nor the Company shall have any liability for determining the identity of a surviving spouse or intended beneficiary beyond the information provided by the Participant to the Company. All spousal consents provided in this Section shall be in writing, must acknowledge the effect of such consent/waiver, be witnessed by a notary public or a Plan representative, and be irrevocable. The Committee may, in its discretion, adopt any procedures reasonably necessary for the implementation and administration of this Section 6.2(c), including the adoption of transition rules in the event of a merger or transfer of plan assets and liabilities.

    (d) If the Participant dies leaving no surviving spouse and (1) fails to designate a Beneficiary in the manner provided above, or (2) if the Beneficiary designated by a Participant or Former Participant dies before the Participant or Former Participant and the Participant or Former Participant fails to designate a new Beneficiary or (3) if the Beneficiary designated by a deceased Participant or Former Participant dies before complete distribution of the deceased Participant's or Former Participant's benefits, the Committee shall direct the Trustee to distribute such Participant's or Former Participant's benefits (or the balance thereof) to the Participant's children then living in equal shares. If none of those persons survives the Participant, the Participant's benefit shall be payable to the Participant's estate for distribution in accordance with the terms of the Participant's last will and testament or as a court of competent jurisdiction shall determine; provided, however, that if the amount to be distributed does not exceed $3,500 (or $5,000 with regard to distributions occurring after August 5, 1997), the Committee in its sole discretion may direct the Trustee to distribute such benefit to the next of kin of the Beneficiary (if the Committee has reason to believe the status of such person) in lieu of requiring a court determination.

    (e) The Committee, in its discretion, may direct the Trustee to segregate the Account of a deceased Participant and to invest such funds separately. In the event such Account is not so segregated, the Account shall remain in a separate account for the Beneficiary of such Participant and shall continue to share in earnings allocations pursuant to Section 4.4 until such time as distribution of such Account is made to the Beneficiary.

6.3    MANNER OF DISTRIBUTION

    (a) The Committee, pursuant to the election of the Participant or, in the case the Participant's death, the Participant's Beneficiary, shall direct the Trustee to distribute to such Participant or Beneficiary any amount to which he or she is entitled under the Plan in one or more of the following methods:

        (1)    a single lump sum payment; or

        (2) monthly, quarterly, or annual installment payments over a fixed reasonable period of time, not to exceed the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his Beneficiary.

    (b) Distributions shall be made in cash or, at the option of the Participant, in cash plus the number of whole shares (with cash in lieu of fractional shares) of Company Stock allocated to the Participant's Accounts. A Participant electing distribution of Company Stock must elect distribution of all Company Stock allocated to his Accounts; a partial distribution of Company Stock is not available.

6.4    GENERAL LIMITATIONS ON TIME OF PAYMENT OF BENEFITS

    Notwithstanding anything herein to the contrary, unless the Participant otherwise elects, the payment of benefits under this Plan to a Participant will begin not later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

    (a)    the date on which the Participant attains age 59 1/2;

    (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

    (c) the date the Participant terminates service with the Company; provided, however, the distribution of a Participant's Account shall be made in accordance with the following requirements and shall otherwise comply with Code
Section 401(a)(9) and the Treasury Regulations thereunder (including Treasury Regulation Section 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

        (1) With regard to any Participant who attained age 70 1/2 before January 1, 1999, distribution of such Participant's benefits commenced not later than April 1 of the calendar year following the calendar year in which the Participant attained age 70 1/2 in accordance with Code
    Section 401(a)(9) as in effect prior to the Small Business Job Protection Act of 1996; provided, however, that for Plan Years after December 31, 1996, such Participant, other than a "five percent owner" (as defined in Code Section 401(a)(9)), was permitted to make an annual election to defer the receipt of his or her required minimum distribution for such year until a date not later than April 1 of the calendar year following the calendar year in which the Participant retires. Distributions under this Section 6.4(c)(1) and the annual election provided above shall be discontinued from and after January 1, 2000 and distribution of benefits of Participants described herein shall be made in accordance with Section 6.4(c)(2) below.

        (2) Effective as of January 1, 2000, a Participant's benefits shall be distributed to him or her not later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or, (ii) the calendar year in which the Participant retires; provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he or she attains age 70 1/2 or, in the case of a Participant who becomes a "five percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1 of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1 as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations.

        (3) Distributions to a Participant and his or her Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

        (4) For purposes of this subsection, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Treasury Regulation Section 1.72-9.

6.5    HARDSHIP DISTRIBUTION - ELECTIVE CONTRIBUTION ACCOUNT

    (a) The Committee, at the election of the Participant, shall direct the Trustee to distribute to any Participant up to the lesser of 100% of the Participant's Elective Contribution Account, valued as of the distribution date, or the amount necessary to satisfy the immediate and heavy financial need of the Participant.

    (b) Withdrawal from a Participant's Elective Contribution Account shall be authorized only if the distribution is on account of:

        (1) Medical expenses described in Code Section 213(d) previously incurred by the Participant, his or her spouse, or any of his or her dependents (as defined in Code Section 152), or necessary for these persons to obtain medical care described in Code Section 213(d);

        (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

        (3) Payment of tuition, related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, or dependents (as defined in Code Section 152); or

        (4) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

    (c)    No distribution shall be made pursuant to this Section unless:

        (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy finance need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

        (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all Plans maintained by the Company or an Affiliated Company;

        (3) Under the Plan, and all other plans (including nonqualified plans) maintained by the Company or an Affiliated Company, the Participant's elective deferrals and voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution; and

        (4) Under the Plan, and all other plans maintained by the Company or an Affiliated Company, the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
    Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

    (d) Notwithstanding the above, withdrawals from the Participant's Elective Contribution Account pursuant to this Section shall be limited solely to the Participant's total Deferred Compensation, reduced by the amount of any previous distributions pursuant to this Article VI. In no event shall earnings on such amounts be distributed pursuant to this Section 6.5.

    (e) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the notice and consent requirements of Code Sections 411(a)(11) and 402(f), and the Treasury Regulations thereunder.

6.6    HARDSHIP DISTRIBUTION - OTHER ACCOUNTS

    (a) The Committee, at the election of the Participant, shall direct the Trustee to distribute to any Participant up to the lesser of 100% of the Participant's Account (other than the Participant's Elective Contribution Account), valued as of the distribution date, or the amount necessary to satisfy the immediate and heavy financial need of the Participant.

    (b) Withdrawal from a Participant's Account (other than from the Participant's Elective Contribution Account) shall be authorized if the distribution is on account of:

        (1) A major illness or disability of the Participant or a member of the Participant's family or a dependent of the Participant;

        (2) College or other post-high school education for the Participant or the Participant's dependent;

        (3) The sickness, accident or death of a member of the Participant's immediate family;

        (4) Financing of the purchase, major repair or improvement of the Participant's primary residence; or

        (5) Any other purpose which the Committee determines constitutes a financial hardship.

    (c) Notwithstanding the above, amounts in the Participant's Account may not be distributed pursuant to Section 6.6(b)(4) or 6.6(b)(5) unless the Participant has been a participant in the Plan (including, for this purpose, the DST Systems, Inc. Profit Sharing Plan and the USCS International, Inc. 401(k) Retirement Plan) for all or part of at least four (4) Plan Years; further provided, that in no event shall the Committee grant a Participant's request for a hardship distribution pursuant to such sections where such Participant has previously made such a withdrawal unless, subsequent to the Plan Year in which the Participant's most recent request was made and granted, the Participant continued to be a participant in the Plan (including, for this purpose, the DST Systems, Inc. Profit Sharing Plan and the USCS International, Inc. 401(k) Retirement Plan) for all or part of at least four (4) additional Plan Years.

    (d) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the notice and consent requirements of Code Sections 411(a)(11) and 402(f), and the Treasury Regulations thereunder.

6.7   PRE-RETIREMENT DISTRIBUTIONS

    (a) A Participant who has attained Normal Retirement Age may request a distribution of all or any portion of his Account. In the event that the Committee makes such distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the notice and consent requirements of Code Sections 411(a)(11) and 402(f), and the Treasury Regulations thereunder.

    (b) A Participant may request a distribution of all or any portion of his QVEC Contributions Account and his After-Tax Contributions Account at any time. Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the notice and consent requirements of Code Sections 411(a)(11) and 402(f), and the Treasury Regulations thereunder.

6.8    LOANS

    (a) A Participant may submit an application to the Committee to borrow from any of his or her Accounts which are subject to investment direction by the Participant pursuant to Section 4.4(a) an amount which, when added to the outstanding balance of all other loans to the Participant from all plans of the Company, is not in excess of the lesser of:

        (1) $50,000 reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan or any other qualified retirement plan maintained by the Company ("Plan Loans") during the one-year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of loans from the Plan and other Plan Loans on the date on which such loan was made, or

        (2) 50% of the vested portion of his or her Accounts as of the Valuation Date coincident with or immediately preceding the receipt of his or her loan application by the Administrator and the expiration of such notice period as the Administrator may require.

    (b) If approved, each such loan shall comply with the following conditions:

        (1)    It shall be evidenced by a negotiable promissory note.

        (2) The rate of interest payable on the unpaid balance of such loan shall be a reasonable rate determined by the Administrator.

        (3) The loan, by its terms, must require substantial level amortization of repayments through payroll deductions (to be made not less frequently than quarterly) within five (5) years; provided, however, that if the proceeds of the loan are used to acquire any dwelling unit which within any reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment schedule, in the discretion of the Administrator, may be for a term in excess of five (5) years.

        (4) In the event of a default, foreclosure on the promissory note will not occur until a distributable event occurs under the Plan.

        (5) The loan shall be adequately secured and must be secured by no more than 50% of the Participant's vested interest in the balance of his or her Account.

        (6) No more than one (1) Plan loan may be outstanding at any given time.

        (7) No Plan loan will be granted for amounts of less than $1,000.

        (8) A request for a Plan loan shall not be approved with regard to a Participant if such Participant has received a Plan loan within the preceding twenty-four (24) months.

    (c) Any loan to a Participant shall be charged solely against the Account of the borrowing Participant. Principal and interest payments with respect to the loan shall be credited solely to the Account of the borrowing Participant from which the loan was made. Any loss caused by non-payments or other default on a Participant's loan obligations shall be borne solely by those Accounts. Administrative fees associated with a loan may be charged to the Participant, subject to such administrative requirements as the Administrator may establish.

6.9    QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

    (a) If a Qualified Domestic Relations Order requires the distribution of all or a part of a Participant's benefits under the Plan to an alternate payee, the creation, recognition or assignment of the alternate payee's right to the benefits shall not be considered an assignment or alienation of benefits under
Section 10.1 of the Plan, or the provisions of the Act. A Qualified Domestic Relations Order is a judgment, decree or order which creates or recognizes the existence of an alternate payee's right to, or assigns an alternate payee's right to receive all or a portion of the benefits payable to Participant from the Plan and which:

        (1) Relates to the provision of child support, alimony payments, or marital property rights to a Participant's spouse, former spouse, child, or other dependent;

        (2)    Is made pursuant to a state domestic relations law;

        (3) Specifies the name and last known mailing address of the Participant and the payee covered by the order;

        (4) Specifies the amount of or percentage of the benefits to be paid by the Trustee to such alternate payee, or the formula for determining such amount;

        (5) Specifies the number of payments or period of time and the plan to which the order applies;

        (6) Does not require a type or form of benefit or option not otherwise provided under the Plan;

        (7)    Does not require the Plan to provide increased benefits; and

        (8) Does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another Qualified Domestic Relations Order.

    Payments pursuant to a Qualified Domestic Relations Order, if permitted or required by such Order, may be made to an alternate payee at any time after the Qualified Domestic Relations Order becomes final, whether or not the Participant in fact has retired or terminated employment.

    (b) The Committee or its designee shall promptly notify the Participant and any alternate payee of the receipt of a Qualified Domestic Relations Order and the Plan's procedures for determining the Order's qualified status. The Participant and any alternate payee shall be notified promptly of all determinations regarding the qualified status of the Order.

    (c) The cost of the Committee, the Trustee or the Plan with respect to the administration of the matters referred to in this Section 6.9 (including but not limited to legal fees to determine compliance and court appearances) shall not be allocated directly to the Participant's Account. Such cost shall be a general expense of the Plan.

6.10    DIRECT ROLLOVER

    (a) Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

    (b) For the purposes of this section, the following definitions shall apply:

        (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciate with respect to Company securities).

        (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        (3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

        (4) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

6.11    SEGREGATION OF ACCOUNT

    In the event any Account has become distributable but cannot for any reason be distributed within a reasonable time, the Committee may, in its discretion, direct the Trustee to segregate such Account and to invest such funds in accordance with Section 4.4(d).

6.12    DISTRIBUTION FOR MINOR BENEFICIARY

    In the event a distribution is to be made to a minor, the Committee may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his or her residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Company, Committee and Plan from further liability on account thereof.

6.13    LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

    In the event that all or any portion of a distribution to be made under this Article VI remains unpaid solely by reason of the Plan's inability to ascertain the whereabouts of the individual entitled to receive such distribution, then the amount so distributable may be treated as a Forfeiture once the Plan has completed a diligent effort to locate such individual. Such Forfeiture shall be held as part of the Trust Fund and invested in accordance with Section 4.4(d) until applied pursuant to Section 4.1(a)(5). In the event that this individual is located at any time subsequent to his or her distribution being reallocated, such distribution shall be restored, unadjusted for earning or losses, from Forfeitures otherwise arising under the Plan for the Plan Year in which the individual is located or, if such Forfeitures are insufficient, from an additional Company contribution.

                                     ARTICLE VII
                          AMENDMENT, TERMINATION AND MERGERS

7.1    AMENDMENT

    (a) This Plan may be modified or amended on behalf of all Companies which have adopted this Plan at any time by the Board of Directors of DST. Notwithstanding the above, no modification or amendment hereof which affects the Trustee's duties shall become effective as to such duties until approved in writing by the Trustee. Upon mutual agreement of DST, the Trustee and any Participant, however, the accrued rights and benefits of such Participant may be modified.

    (b) Except as permitted by Treasury Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A).

7.2    TERMINATION

    (a) DST, by action of its Board of Directors, may terminate this Plan at any time but, in so doing, none of the funds heretofore paid by any Company to the Trust shall revert to the Company but shall always be held and distributed as provided herein for the benefit of the Participants. In the event of a complete or partial termination of this Plan or a complete discontinuance of contributions to it, the Accounts of the Participants affected by such complete or partial termination or discontinuance of contributions shall be fully and immediately vested and nonforfeitable, and the Trust shall remain in effect (unless it is specifically terminated) and the Trust assets shall be administered in the manner provided by the terms of the Trust and distributed as soon as administratively practicable.

    (b) If (1) the Plan does not provide an annuity option, (2) the Plan is a profit sharing plan at the time of its termination, and (3) the Company does not maintain any other defined contribution plan (other than an ESOP) between the date of Plan termination and the final distribution of assets, the Committee will direct the Trustee to distribute each Participants' Account, in a single lump sum, as soon as administratively practicable after the termination of the Plan, irrespective of the present value of the Participant's Account and whether the Participant consents to such distribution.

7.3    MERGER OR CONSOLIDATION

    In the case of any merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant shall (if the Plan is then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.


                                  ARTICLE VIII
                                 ADMINISTRATION

8.1    ESTABLISHMENT OF ADVISORY COMMITTEE

    (a) DST shall appoint not less than three (3) nor more than ten (10) persons to serve as the Advisory Committee (the "Committee"). The Committee shall meet and assume its duties on an "as-needed" basis and shall enact such rules and regulations as it may deem necessary and proper to implement the Plan promptly after its adoption. A chairman and vice-chairman shall be designated for the Committee. Each member of the Committee may, but need not, be a director, officer, or Employee of the Company, and each shall serve until his or her successor shall be appointed in like manner. Any member of the Committee may resign by delivering written resignation to DST. DST may remove any member by so notifying the member and other Committee members in writing.

     (b) The Committee shall be the "Named Fiduciary" of the Plan and generally shall be responsible for the management, interpretation and administration of the Plan. The Committee shall have discretionary authority with respect to the determination of benefits under the Plan and the construction and interpretation of Plan provisions. In addition, the Committee shall:

        (1) Determine the names of those Employees who are eligible to participate, together with their Compensation, Hours of Service, Beneficiary designations, Termination of Employment and such other matters as may be necessary to determine a Participant's benefits under the Plan;

        (2) Establish procedures for allocation of responsibilities among fiduciaries of the Plan and Trust which are not allocated herein or in the Trust Agreement;

        (3) Establish a written investment policy, including a participant directed investment policy under Section 404(c) of the Act; and

        (4) Perform such other functions and take such other actions as may be required by the Plan or may be necessary or advisable to accomplish the purposes of the Plan.

    (c) The Trustee may rely without question upon any certificates, notices, directions or other documents received from the Committee or any person designated in writing by the Committee as having the authority to act on behalf of the Committee. The Company shall furnish the Committee with all data and information available to such Company which the Committee may reasonably require in order to perform its function hereunder. The Committee may rely without questions upon any such data or information furnished by any Company.

8.2    APPOINTMENT OF INVESTMENT MANAGER

    (a) The Committee shall have the right to appoint an Investment Manager for all or any part of the assets of the Trust Fund as the Committee shall designate, provided that any firm so appointed shall be and shall continue to be qualified to act as such in accordance with the Act. The Committee may remove any Investment Manager at any time and need not specify any cause for such removal.

    (b) The Committee has appointed Ruane, Cunniff & Co., Inc. to serve as Investment Manager. That firm, so long as it shall serve as Investment Manager, and any other firm which shall hereafter be appointed and serving as Investment Manager, shall have and exercise, with respect to the assets under its management, the entire investment power otherwise given to the Trustee with respect to the Trust Fund. It shall exercise such power by giving orders and directing the acquisition and disposition of particular assets for, or by, the Trust Fund. So long as Ruane, Cunniff & Co., Inc. is acting as Investment Manager, it may, by itself or through an affiliate, execute any of such orders as broker and agent, but it shall not, by itself or through an affiliate, sell any securities to or purchase any securities from the Trust Fund. The Investment Manager shall promptly advise the Trustee, in writing, of every such transaction, as ordered.

    (c) When and so long as an Investment Manager appointed by the Committee is serving, the Trustee in respect of the funds under management shall have no other duty except to conform promptly with the written instructions of the Investment Manager, including any directions as to the retention of cash or the purchase or sale of short-term cash equivalent assets, and to make settlement of all such transactions as the Investment Manager shall have ordered.

    (d) The Trustee may assume that the appointment of any Investment Manager is continuing unless and until the Committee shall advise the Trustee, in writing, that it has removed the Manager or that the Manager's appointment has otherwise terminated.

8.3    AGENTS

    The Committee may appoint a secretary who may, but need not, be a member of the Committee, and may employ such agents (who shall not be fiduciaries), for clerical and other services, and such counsel, accountants and actuaries as may be required for the purpose of administering the Plan.

8.4    COMMITTEE PROCEDURES

    A majority of the members of the Committee shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Committee members. An individual shall not vote or decide upon any matter relating solely to himself or herself or vote in any case in which his or her individual right or claim to any benefit under the Plan is specifically involved. If, in any case in which a Committee member is so disqualified to act, the remaining members cannot agree, the Board of Directors of DST shall appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which he or she is disqualified.

8.5    PLAN ADMINISTRATOR

    DST shall be the administrator of the Plan, as defined in Section 3(16)(A) of the Act, and shall be responsible for the performance of all reporting and disclosure obligations under the Act, and all other obligations required to be performed by the plan administrator under the Act or the Code, except such obligations and responsibilities delegated herein, or in the Trust, to the Committee, Trustee or such other person or entity. DST shall be the designated agent for service of legal process with respect to the Plan and Trust.

8.6    CLAIMS PROCEDURE

    (a) An Employee, Former Employee, Participant or Beneficiary who believes he or she is entitled to a benefit which he or she has not received may file a claim in writing with the Committee or its delegate. The Committee or its delegate may require a claimant to submit additional information if necessary to process the claim. The Committee or its delegate shall review the claim and render its decision within ninety (90) days from the date the claim is filed (or the requested additional information is submitted, if later), unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished the claimant within the initial ninety (90) day period. The notice shall indicate the special circumstances requiring the extension and the date by which the Committee or its delegate expects to reach a decision on the claim. In no event shall the extension exceed a period of ninety (90) days from the end of the initial period. If the Committee fails to render its decision under this Section 8.6, the claim shall be deemed to have been denied as of the end of the applicable time period.

    (b) If the Committee or its delegate denies a claim, in whole or in part, it shall provide the claimant with written notice of the denial within the period specified in subparagraph (a). The notice shall be written in language calculated to be understood by the claimant, and shall include the following information:

        (1)    The specific reason for such denial;

        (2) Specific reference to pertinent Plan provisions upon which the denial is based;

        (3) A description of any additional material or information which may be needed to clarify or perfect the request, and an explanation of why such information is required; and

        (4) An explanation of the Plan's review procedure with respect to the denial of benefits.

8.7    CLAIMS REVIEW PROCEDURE

    Any claimant whose claim has been denied, in whole or in part, shall follow those review procedures as set forth herein.

    (a) A claimant whose claim has been denied, in whole or in part, may request a full and fair review of the claim by the Committee by making written request therefor within seventy-five (75) days of receipt of the notification of denial. The Committee, for good cause shown, may extend the period during which the request may be filed. The claimant shall be permitted to examine all documents pertinent to the claim and shall be permitted to submit issues and comments regarding the claim to the Committee in writing.

    (b) The Committee shall render its decision within sixty (60) days after receipt of the application for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of a request for review. If an extension of time is necessary, written notice shall be furnished the claimant before the extension period commences.

     (c) The Committee shall decide whether a hearing shall be held on the claim. If so, it shall notify the claimant in writing of the time and place for the hearing. Unless the claimant agrees to a shorter period, the hearing shall be scheduled at least fourteen (14) days after the date of the notice of hearing. The claimant and/or the claimant's authorized representative may appear at any such hearing. If the Committee does not notify the claimant that a hearing will be held or notifies the claimant that no hearing will be made, then no hearing shall be held.

    (d) The Committee shall send its decision on review to the claimant in writing within the time specified in this section. If the claim is denied, in whole or in part, the decision shall specify the reasons for the denial in a manner calculated to be understood by the claimant, referring to the specific Plan provisions on which the decision is based. The Committee shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim and shall have discretionary authority with respect to the determination of benefits under the Plan and of the constructions and interpretation of Plan provisions. The decision of the Committee shall be final and binding upon the claimant and any person claiming benefits under the Plan on behalf or through the claimant.

      (e) If the Committee does not furnish its decision on review within the time specified in this Section 8.7, the claim shall be deemed denied on review.

8.8    BONDING

    Each Committee member, each person who is a fiduciary of the Plan and each person who handles funds of the Plan shall be bonded in an amount no less than amounts required by Section 412 of the Act and regulations issued thereunder.

8.9     COMPENSATION AND EXPENSES

    The members of the Committee and the Administrator shall serve without compensation; provided, however, that the Company may pay or reimburse such persons for any expenses reasonably incurred in the administration of the Plan. If not so paid or reimbursed for such expenses, the Committee may direct the Trustee to make such payments from the assets in the Trust.

8.10    INDEMNIFICATION

    DST shall indemnify each Committee member, the Plan Administrator, as well as any employee of DST to whom the Committee has delegated any responsibility or work under the Plan, against any liability or loss sustained by reason of any act or failure to act made in good faith. Such indemnification shall include attorney's fees and other costs and expenses reasonably incurred in defense of any action brought by reason of any such act or failure to act.

                                     ARTICLE IX
                                      TRUSTEE

9.1    ACCEPTANCE OF THE TRUST

    The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed. The Trustee must provide a bond for the faithful performance of its duties under the Trust to the extent required by the Act.

9.2    RECEIPT OF CONTRIBUTIONS

    The Trustee is accountable to the Company for the funds contributed to it by the Company, but does not have any duty to collect any contributions from the Company or to see that funds deposited with it are deposited according to the provisions of the Plan. DST (or the Committee on behalf of DST) shall direct contributions and transfers from time to time to this Separate Trust or to the Master Trust and the Trustee of the Separate Trust does not have any duty under the Separate Trust with respect to contributions and transfers so directed to the Master Trust.

9.3    INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

    The Trustee has full discretion and authority with regard to the investment of the Separate Trust, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset subject to Company, Participant or Committee direction of investment.
The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Committee. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

    (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, and to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, and to make any other investments the Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of this Plan. Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments.

    (b) To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest. If the Trustee is a bank or similar financial institution supervised by the United States or by a State, this paragraph (b) includes specific authority to invest in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code Section 414(b)) at a reasonable rate of interest or in a common trust fund (the provisions of which govern the investment of such assets and which the Plan incorporates by this reference) as described in Code Section 584 which the Trustee (or its affiliate, as defined in Code
Section 1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.

    (c) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

    (d) To credit and distribute the Trust as directed by the Committee. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Committee for any payment or distribution made by it in good faith on the order or direction of the Committee.

    (e) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

    (f) To compromise, contest, arbitrate or abandon claims and demands, in its discretion.

    (g) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights.

    (h) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer Orders.

    (i) To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship.

    (j) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

    (k) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction.

    (l)    To file all tax returns required of the Trustee.

    (m) To furnish to the Company and the Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Company and the Committee, except as to any act or transaction concerning which the Company and the Committee files with the Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which the Act authorizes a longer period within which to object.

    (n) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

    (o) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

9.4    INVESTMENT IN GROUP TRUST FUND

    (a) The Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the Trustee created under any other qualified retirement plan maintained by the Company. However, the Trustee must maintain separate records of account for the assets of each Trust in order to properly reflect each Participant's Account under the plan(s) in which he or she is a Participant.

    (b) DST specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund, so designated by the Committee on behalf of DST, which at the time of the investment provides for pooling of the assets of plans qualified under Code Section 401(a). This authorization applies solely to a group trust fund exempt from taxation under Code Section 501(a) and the trust agreement of which satisfies the requirements of Revenue Ruling 81-100. The provision of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the group trust fund will govern any investment of Plan assets in that pool.

9.5    DUTIES OF THE TRUSTEE REGARDING PAYMENTS

    At the direction of the Committee, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund.
The Trustee shall not be responsible in any way for the application of such payments.

9.6    TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

    The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by DST and the Trustee. An individual serving as Trustee who already receives full time pay from the Company shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Company. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

9.7    RECORDS AND STATEMENTS

    The records of the Trustee pertaining to the Plan must be open to the inspection of the Company and the Committee at all reasonable times and may be audited from time to time by any person or persons as the Company or Committee may specify in writing. The Trustee must furnish the Company or Committee with whatever information relating to the Trust Fund the Company or the Committee considers necessary.

9.8    RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

    (a) The Trustee may resign at any time by delivering to DST and the Committee, at least thirty (30) days before its effective date, a written notice of its resignation.

    (b) DST may remove any Trustee by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of its removal.

    (c) Upon the death, resignation, incapacity or removal of any Trustee, a successor may be appointed by DST; and such successor, upon accepting such appointment in writing and delivering same to DST, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan. A successor Trustee is not personally liable for any act or failure of any predecessor Trustee, except as required by the Act.

    (d) DST may designate one or more successors prior to the death, resignation, incapacity or removal of a Trustee. In the event a successor is so designated by DST and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity or removal of his predecessor.

9.9    EMPLOYER SECURITIES

    The Trustee shall be empowered to acquire and hold "qualifying Employer securities" as that term is defined in the Act, provided, however, that the Trustee shall not be permitted to acquire any qualifying Employer securities, the fair market value of all qualifying Employer securities held by the Trustee hereunder shall amount to more than 100% of the fair market value of all the assets in the Trust Fund.

9.10    LIMITATION OF LIABILITY

    The Trustee is not liable for the acts or omissions of any Investment Manager or Managers appointed by the Committee, nor is the Trustee under any obligation to invest or otherwise manage any assets of the Plan which are subject to the management of a properly appointed Investment Manager. The Committee, the Trustee and any Investment Manager may execute a letter agreement as part of this Plan delineating the duties, responsibilities, and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

                                    ARTICLE X
                            TOP HEAVY PLAN PROVISIONS

10.1    TOP HEAVY PLAN REQUIREMENTS

    If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Article X will supersede any conflicting provisions in the Plan.

10.2    TOP HEAVY DEFINITIONS

    (a) "Key-Employee" shall mean any Employee or Former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Company who earned more than 1 1/2 times the dollar limit on annual additions as established pursuant to Section 415(c)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Company if such individual's compensation exceeds the dollar limitation under Section 415(c)(1)(A) of the Code (provided that if two Employees have the same interest in the Company, the Employee with greater annual Compensation will be considered to have a larger interest), a 5% owner of the Company, or a 1% owner of the Company who has an annual compensation of more than $150,000. The determination period is the Plan Year containing the determination date and the four Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i) of the Code and the Treasury Department Regulations thereunder.

    (b) "Top-Heavy Plan" shall mean this Plan for any Plan Year, if any of the following conditions exist:

        (1) If the top-heavy ratio for this Plan exceeds 60% of this Plan, is not part of any required aggregation group or permissive aggregation group of plans; or

        (2) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%; or

        (3) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

    (c)    "Top-Heavy Ratio" shall mean:

        (1) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company has not maintained any defined benefit plan which during the five-year period ending on the determination date has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date (including any part of any account balance distributed in the five-year period ending on the determination date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the determination date) both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

        (2) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company maintains or has maintained one or more defined benefit plans which during the five-year period ending on the determination date has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date, all determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the determination date and any contribution due but unpaid as of the determination date.

        (3) For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date except as provided in
    Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant who (i) is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not received any Compensation from the Company or any Affiliated Company maintaining the Plan at any time during the five-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

    (d) "Permissive Aggregation Group" shall mean the required aggregation group of plans plus any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

    (e) "Required Aggregation Group" shall mean (A) each qualified plan of the Company in which at least one Key Employee participates, and (B) any other qualified plan of the Company which enables a plan described in (A) to meet the requirements of Sections 401(a)(4) of the Code.

    (f) "Determination Date" shall mean for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the determination date shall mean the last day of that Year.

    (g) "Valuation Date" shall mean, for purposes of establishing present value to compute the top-heavy ratio, the mortality tables and interest rates as used by the Pension Benefit Guaranty Corporation for calculation of immediate annuities for plans terminating on or after the Determination Date.

    (h) "Present Value" shall mean for purposes of establishing present value to compute the top-heavy ratio, the mortality tables and interest rates as used by the Pension Benefit Guaranty Corporation for calculation of immediate annuities for plans terminating on or after the Determination Date.

10.3    MINIMUM ALLOCATION

    (a) Except as otherwise provided in the last sentence of this subparagraph (a), the Company contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of (1) three percent (3%) of such Participant's compensation, or (2) in the case where the Company has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Company contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's compensation, allocated on behalf of any Key Employee for that year. he minimum allocation shall be determined without any regard to any Social Security contribution and shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of
(i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount. The foregoing provisions of this subparagraph (a) shall not apply to any Participant who was not employed by the Company on the last day of the Plan Year.

    (b) No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Company maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such year in whole or in part for the Participant in accordance with the Code Section 416(c).

    (c) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

10.4    TOP-HEAVY VESTING REQUIREMENTS

    As of the first day of any Plan Year in which the Plan has become a Top-Heavy Plan, the vesting schedule in Section 5.2 shall be amended (with respect to any Employee who is credited with at least one Hour of Service after the Plan has become a Top-Heavy Plan) to read as follows:

                   YEARS OF SERVICE        VESTED PERCENTAGE
                   ----------------        -----------------
                      Less than 2                     0%
                At least 2, but less than 3          20%
                At least 3, but less than 4          40%
                At least 4, but less than 5          60%
                      5 or more                     100%

If in any subsequent year, the Plan ceases to be a Top-Heavy Plan, the Committee shall revert to the vesting schedule in effect before this Plan became a Top-Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

                                  ARTICLE XI
                                MISCELLANEOUS

11.1    PROHIBITION AGAINST ASSIGNMENT AND ALIENATION

    All funds, rights, titles, interest or property rights of every nature whatsoever belonging to, owned or held by or inuring to the benefit of the Trustee shall at all times during which the Trustee has any interest therein and until said rights shall have been completely transferred and delivered to any Participant, be held by the Trustee free and clear from any voluntary or involuntary alienation, encumbrance, assignment, pledge or participation in any manner by any Participant, and all of said funds, rights, titles, interest and property shall be deliverable by the Trustee only at the times and in the manner set forth herein, and the interest of any Participant prior to such distribution or payments shall be solely a right to enforce the provisions of this Plan and the Trust created in connection herewith. The interests or rights of the Participants shall not be subject to any right, claim, demand, lien or judgment of any creditor of any Participant, nor be subject nor liable to any process in law or in equity, including garnishment, attachment, execution, receivership, bankruptcy proceedings or any order, judgment or decree of any court diminishing the interest of said Participant or other beneficiaries or affecting the receipt of benefits hereof in the manner and at the time provided for. For purposes of this paragraph, the creation, assignment, or recognition of a right to any Participant's benefit pursuant to a Qualified Domestic Relations Order (as defined in Section 414(p) of the Code) shall not be considered a prohibited assignment or alienation. A Qualified Domestic Relations Order is a judgment, decree or order made pursuant to a state domestic relations law that relates to the provision of child support, alimony payments or marital property rights, and which creates or recognizes the existence of a right on behalf of the Participant's spouse, former spouse, child or other dependent, to receive Plan benefits payable to the Participant, and which does not alter the amount or form of the Plan benefits.

11.2    COMPANY-EMPLOYEE RELATIONSHIPS

    Nothing herein contained shall in any way be construed to limit or affect the rights of the Company in its relationship with any Participant, or to affect its rights to discharge any Participant at any time, either with or without cause, or to increase or reduce the salary paid to any Participant, but such relationship or employer and employee shall continue in the same manner as though this Plan had never been adopted by the Company.

11.3    NOTICES TO INTERESTED PARTIES

    Prior to submitting any request to the Internal Revenue Service for advance determination of the initial or continuing qualified status of the Plan and Trust as respects any Company, such Company shall notify each employee who qualified as an interested party under Treasury Regulations prescribed under Section 7476(b)(1) of the Code for the application for such determination.

11.4    INTERNAL REVENUE SERVICE APPROVAL

    Notwithstanding anything herein to the contrary, contributions to the Plan are conditioned upon the initial qualification of the Plan under Code Section
401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Company within one (1) year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

11.5    LIABILITY FOR PAYMENTS

    The Company shall have no liability for payments under the Plan or administration of the Trust Fund except to make the contributions required by
Article III hereof. Persons entitled shall look solely to the Trust Fund for any payments under the Plan.

11.6    GOVERNING LAW

    Construction, validity and administration of the Plan and Trust shall be governed by the Code, the Act, and Regulations issued hereunder, and, to the extent not so governed, by the laws of the State of Missouri.

11.7    PROHIBITION AGAINST DIVERSION OF FUNDS

    (a) Except as specifically provided in Section 11.4 and this Section 11.7, and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of the Trust maintained pursuant to this Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries.

    (b) In the event the Company shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Company may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustee shall return such amount to the Company within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Company but any losses attributable thereto must reduce the amount so returned.

    (c) Notwithstanding any provisions to the contrary, except Section 3.1(b), any contribution by the Company to the Trust Fund is conditioned upon the deductibility of the contribution by the Company under the Code and, to the extent any such deduction is disallowed, the Company may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Company, but any losses attributable thereto must reduce the amount so returned.

                                  ARTICLE XII
                            PARTICIPATING COMPANIES

12.1    ADOPTION BY OTHER COMPANIES

    Notwithstanding anything herein to the contrary, with the consent of DST, any company may adopt this Plan and all of the provisions hereof, and participate herein as a Company, by a properly executed document evidencing said intent and will of such Company.

12.2    REQUIREMENTS OF PARTICIPATING COMPANIES

    (a) Each such Company shall be required to use the same Trustee as provided in this Plan.

    (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Companies, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Company.

    (c) Any expenses of the Trust which are to be paid by the Company or borne by the Trust Fund shall be paid by each Company in the same proportion that the total amount standing to the credit of all Participants employed by such Company bears to the total standing to the credit of all Participants, or such other manner determined by DST.

12.3    DESIGNATION OF AGENT

    Each Company shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Committee for the purpose of this Plan, each Company shall be deemed to have designated irrevocably DST as its agent.

12.4    PARTICIPATING COMPANY'S CONTRIBUTION

    Any contribution subject to allocation during each Plan Year shall be allocated among all Participants of all Companies in accordance with the provisions of this Plan. On the basis of the information furnished by the Committee, the Trustee shall keep separate books and records concerning the affairs of each Company hereunder and as to the accounts and credits of the Employees of each participating Company.

12.5    PARTICIPATING COMPANY CONTRIBUTION FOR AFFILIATE

    If any Company is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Company was so prevented from making may be made for the benefit of the participating employees of such Company by other Companies who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Company shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Companies remaining after adjustment for all contributions made to the Plan without regard to this Section. A Company on behalf of whose employees a contribution is made under this Section shall not reimburse the other contributing Companies.

12.6    AMENDMENT

    Amendment of this Plan by DST shall be binding upon each Company.

12.7    DISCONTINUANCE OF PARTICIPATION

    Any Company shall be permitted to discontinue or revoke its participation in the Plan with the consent of DST. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants of such Company to such new Trustee as shall have been designated by such Company, in the event that it has established a separate pension plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 7.1(b). If no successor is designated, the Trustee shall retain such assets for the Employees of said Company pursuant to the provisions of the Trust. In no such event shall any part of the corpus or income of the Trust as it relates to such Company be used for or diverted for purposes other than that of the Plan and its Participants and Beneficiaries.

12.8    COMMITTEE'S AUTHORITY

    The Committee shall have authority to make any and all necessary rules or regulations, binding upon all Companies and all Participants and Beneficiaries, to effectuate the purpose of this Article.


                                   ARTICLE XIII
                                CHANGE OF CONTROL

13.1    DEFINITIONS OF "CHANGE OF CONTROL OF DST"

    For purposes of this Plan, a "Change of Control of DST" shall be deemed to have occurred if: (a) for any reason at any time less than seventy-five percent (75%) of the members of the Board of Directors of DST shall be individuals who fall into any of the following categories: (1) individuals who were members of such Board on September 1, 1995; (2) individuals whose election, or nomination for election by DST's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were members of such Board on September 1, 1995; or (3) individuals whose election, or nomination for election by DST's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in (1) or (2) above; or (b) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) shall have become, according to a public announcement or filing, without the prior approval of the Board of Directors of DST, the "beneficial owner" (as defined in Rule 13(d)-3 under the Securities Exchange Act of 1934) directly or indirectly, of securities of DST representing forty percent (40%) or more (calculated in accordance with Rule 13(d)-3) of the combined voting power of DST's then outstanding voting securities (such person hereafter referred to as a "Major Stockholder"); or (c) the stockholders of DST shall have approved a merger, consolidation or dissolution of DST or a sale, lease, exchange or disposition of all or substantially all of DST's assets, or a Major Stockholder shall have proposed any such transaction, unless such merger, consolidation, dissolution, sale, lease, exchange or disposition shall have been approved by at least seventy-five percent (75%) of the members of the Board of Directors of DST who are individuals falling into any combination of the following categories: (1) individuals who were members of such Board on September 1, 1995; (2) individuals whose election, or nomination for election by DST's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were members of such Board on September 1, 1995; or (3) individuals whose election, or nomination for election by DST's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in (1) or (2) above.

13.2    PROVISIONS EFFECTIVE UPON CHANGE OF CONTROL OF DST

    Upon a Change of Control of DST as defined in Section 13.1, notwithstanding any other provision of this Plan to the contrary, the following provisions will supersede the indicated sections and otherwise govern the operation of the Plan from that point forward:

    (a) Section 5.2(a), "Vesting Schedule," shall provide as follows: A Participant's Account shall be one hundred percent (100%) nonforfeitable at all times.

    (b)    Section 4.4(a), "Investment of Accounts," shall provide as follows:
A Participant shall have the right to direct the Trustee with respect to the investment or reinvestment of the assets comprising the Participant's Account only if the Trustee consents in writing to permit such direction. If the Trustee does not consent to the Participant direction of investment, the Trustee and each Participant shall execute a letter agreement as a part of this Plan containing such conditions, limitations, and other provisions they deem appropriate before the Trustee shall follow any Participant direction as respects the investment or reinvestment of any part of the Participant's Account. The Trustee shall not be liable for any loss, or by reason of any breach, resulting from a Participant's direction of investment of any part of his or her Account.

    (c) Except for the right to amend the Plan pursuant to Section 7.1(a) in order to qualify or maintain the qualification of the Plan under appropriate provisions of Code Section 401(a), the Company shall not exercise its right to amend the Plan pursuant to Section 7.1(a), discontinue or terminate the Plan pursuant to Section 7.2, or transfer assets of or merge the Plan pursuant to
Section 7.3, without the prior written consent to such aforesaid action by seventy-five percent (75%) of the Participants on a per capita basis.

13.3    RIGHT TO AMEND ARTICLE XIII PRIOR TO CHANGE OF CONTROL OF DST

    The Board of Directors of DST, or any duly-authorized committee thereof, reserves the right to amend or eliminate this Article XIII prior to the date of a Change of Control of DST.

    IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

                           DST SYSTEMS, INC.


                           By
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                           UMB BANK, N.A.


                           By
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